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                                                                       Exhibit 2



             DATE            12 DECEMBER,                     1997


                     PRUDENTIAL NOMINEES LIMITED AND OTHERS

                             SCOTTS HOLDINGS LIMITED


         AGREEMENT FOR THE SALE AND PURCHASE OF LEVINGTON GROUP LIMITED
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                                    CONTENTS
CLAUSE                                                                      PAGE

1        Interpretation                                                        1
2        Sale and Purchase                                                    10
3        Consideration                                                        11
4        Completion                                                           13
5        Completion NAV                                                       16
6        OFT Post-Completion Adjustment                                       19
7        Warrantors' Warranties                                               23
8        Other Sellers' Warranties                                            25
9        Restrictions on the Managers                                         26
10       NAV Escrow Account                                                   30
11       OFT Escrow Account                                                   31
12       Debts Escrow Account                                                 34
12       Release by Sellers                                                   37
13       Trustees' and Manager's Undertakings                                 38
14       Announcements                                                        44
15       Competition                                                          44
16       Costs                                                                45
17       General                                                              45
18       Entire Agreement                                                     46
19       Assignment                                                           46
20       Notices                                                              47
21       Governing Law and Jurisdiction                                       47
22       Counterparts                                                         48

SCHEDULES

1        Part 1: The Sellers and their shareholdings
         Part 2: The Minority Shareholders and their shareholdings
2        Information about the Company and the Subsidiaries
3        Items for delivery by the Seller at Completion
4        Warrantors' Warranties
5        Limitations on the Warrantors' liability
6        Real Property
7        Registered IP and Trade Names
8        Completion Balance Sheet
9        Other Sellers' Warranties
10       Prudential Holborn participants
11       Trust participants

AGREED FORM DOCUMENTS

1        Directors' resignation letters
2        Auditors letters
3        Directors' Agreements
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4        Sellers Powers of Attorney
5        Board Minutes
6        Notice of Meeting
7        Loan Stock Instruments
8        Deed of Termination
9        List of Brand Names
10       Escrow Agent instruction letter(s)
11       Minority Shareholders' Agreement
12       Debt List
13       Due Diligence Request Lists
14       Purchaser Facility Agreement
15       Bank Debt Redemption Statement



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         AGREEMENT FOR THE SALE AND PURCHASE OF LEVINGTON GROUP LIMITED

DATE                       12 December,                                     1997

PARTIES

1        THE SEVERAL PERSONS whose names and addresses are set out in Part 1 of
         Schedule 1 (the "Sellers")

2 SCOTTS HOLDINGS LIMITED, a company incorporated in England and Wales (Registered No. 3473956), whose registered office is at Salisbury House, Weyside Park, Catteshall Lane, Godalming, Surrey GU7 1XE (the "Buyer")

THE PARTIES AGREE as follows:

1        INTERPRETATION

1.1      In this Agreement:

         ACCOUNTS: means, in relation to the Company, each Group Company's individual accounts (as that term is used in section 226 of the Act) and the Group's group accounts (as that term is used in section 227 of the Act) and cash flow statement for the financial year ended on the Last Accounting Date, the auditors' reports on those accounts and the directors' report of each such Group Company for that year;

         ACT: means the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989 and Part V of the Criminal Justice Act 1993;

         BANK DEBT: means the aggregate of all sums due to National Westminster Bank plc from the Company and the Subsidiaries at Completion as notified to the Buyer by the
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         Sellers in writing following the close of business on the day preceding the date of this Agreement in the agreed form marked 15;

         BUSINESS DAY: means a day other than a Saturday or Sunday or public holiday in England and Wales;

         THE BUYER'S ACCOUNTANTS: means Arthur Andersen of Abbots House, Abbey Street, Reading RG1 3BD;

         BUYER'S GROUP UNDERTAKING: means the Buyer, a subsidiary undertaking or parent undertaking for the time being of the Buyer or a subsidiary undertaking for the time being of a parent undertaking of the Buyer and includes, for the avoidance of doubt, each Group Company;

         THE BUYER'S SOLICITORS: means Macfarlanes of 10 Norwich Street, London EC4A 1BD;

         THE CASH CONSIDERATION: means the sum referred to in Clause 3.2.2;

         CERTIFICATES: means the certificates of title given by the Sellers' Solicitors addressed to the Buyer in respect of each Property;

         CHAPS: means clearing houses automated payment systems;

         COMPANY: means Levington Group Limited, a company incorporated in England and Wales (registered number 02906877), whose registered office is at Paper Mill Lane, Bramford, Ipswich, Suffolk, IP8 4BZ;

         COMPLETION: means completion of the sale and purchase of the Shares in accordance with this Agreement;

         THE COMPLETION NAV: means the amount by which the aggregate book value of the


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         consolidated assets of the Company and the Subsidiaries exceeds the aggregate amount of the consolidated liabilities of the Company and the Subsidiaries as at 30 November 1997 determined in accordance with
         Schedule 8 and as set out in the Completion Balance Sheet;

         THE COMPLETION BALANCE SHEET: means the balance sheet agreed or determined in accordance with Clause 5;

         THE COMPLETION DATE: means the date of this Agreement;

         THE CONSIDERATION: means the Cash Consideration and the Consideration Loan Stock subject to reduction in accordance with Clause 3;

         THE CONSIDERATION LOAN STOCK: means pound sterling 4,535,533 nominal value of the pound sterling 5,282,995 nominal 2005 loan stock to be constituted by the four loan stock instruments in the agreed forms marked 7 and to be issued by the Buyer in accordance with Clause 4.7.3;

         DDB: means the deep discount bonds 2001 and the deep discount bonds 2002 with an aggregate issue price of pound sterling 8 million, constituted by two Instruments, each dated 5 July 1994 and executed by Levington Horticulture Limited, and owned by certain of the Sellers;

         THE DEBTS: means the debts due to the Company from the persons listed in the agreed form marked 12 as set against those persons name in the said agreed form;

         THE DEBTS ESCROW ACCOUNT: means the interest bearing deposit account opened prior to Completion in the joint names of the Sellers' Solicitors, the Managers' Solicitors and the Buyer's Solicitors with the Escrow Agent into which the Debts Escrow Sum shall be paid;

         THE DEBTS ESCROW SUM: means pound sterling 250,000;


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         THE DEBTS RELEASE DATE: means 30 June 1998;

         THE DEBTS SHORTFALL: a sum equal to whichever is the lesser of (i) the aggregate of the Debts which are outstanding at the Debts Release Date and (ii) the sum of pound sterling 250,000;

         DEFERRED SHARE: means a deferred share of 1 pence in the capital of the Company;

         DIRECTORS' AGREEMENTS: means the agreements in the agreed form marked 3 to be entered into on Completion by each of the Managers and the Company;

         DISCLOSURE LETTER: means the letter from the Warrantors to the Buyer in relation to the Warranties having the same date as this Agreement;

         THE ELSDON TRUST: means the trust constituted by the deed of settlement dated 30 June 1994 and made between Peter Elsdon (1) and Peter Elsdon and Bozena Jolanta Elzbieta Elsdon (2) (as varied by a deed of direction dated 2 April 1996 and made by Peter Elsdon and Bozena Jolanta Elzbieta Elsdon);

         ENCUMBRANCE: means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

         ESCROW ACCOUNTS: means the NAV Escrow Account, the Debts Escrow Account the OFT Escrow Account;

         THE ESCROW AGENT: means The Royal Bank of Scotland plc at its branch at 62/63 Threadneedle Street, London EC2R 8LA;

         THE GIBBS TRUSTS: means the trusts constituted by the deed of settlement dated 30 June 1994 and made between Norman Gibbs (1) and Norman Gibbs and Ann Gibbs (2) (as amended by a deed of direction dated 2 April 1996 and made by Norman Gibbs and


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         Ann Gibbs) and three declarations of trusts dated 24 November 1997 and made between the same parties;

         GROUP: means the Company and each Subsidiary;

         GROUP COMPANY: means in relation to any company, any body corporate which is from time to time a holding company of that company, a subsidiary of that company or a subsidiary of a holding company of that company;

         LAST ACCOUNTING DATE: means 30 June 1997;

         LEVINGTON FUND: means the Levington Unapproved Pension Fund established with effect from 1 March 1995 by a definitive trust deed dated 1 March 1995 between Levington Horticulture Limited, Fairmount Trustee Services Limited, Philip David Parry and Norman William Gibbs;

         LEVINGTON SCHEME: means the Levington Horticulture Pension Scheme established with effect from 30 June 1994 by an interim trust deed dated 5 July 1994 between the Company, Levington Horticulture Limited, Philip David Parry and Peter John Elsdon and now governed by a definitive trust deed dated 6 March 1997 (as amended) between the Company, the Managers and others.

         THE MANAGEMENT ACCOUNTS: means the unaudited accounts of the Company and of each of the Subsidiaries for the four month period from the Last Accounting Date to 31 October 1997 (comprising a balance sheet and profit and loss account), a copy of each of which is annexed to the Disclosure Letter;

         MANAGERS: means Philip David Parry of Strawberry Hill, Pembroke Road, Framlingham, Suffolk, Peter John Elsdon of 93 Constable Road, Ipswich, Suffolk IP4 2XA and Norman William Gibbs of August House, Church Road, Bacton, Stowmarket, Suffolk;


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         THE MANAGERS' SOLICITORS: means Nicholson Graham & Jones of 110 Cannon
         Street, London EC4N 6AR;

         THE MINORITY SHAREHOLDERS: means the several persons whose names and addresses are set out in Part 2 of Schedule 1;

         THE MINORITY SHAREHOLDERS' AGREEMENT: means the agreement into which it is proposed that the Minority Shareholders (1) and the Buyer (2) enter on the date of this Agreement in the agreed form marked 11 pursuant to which the Minority Shareholders shall agree to sell, and the Buyer shall agree to buy, the Minority Shares;

         THE MINORITY SHARES: means the aggregate of the Ordinary Shares held by the Minority Shareholders, as set out in Part 2 of Schedule 1;

         THE NAV ESCROW ACCOUNT: means the interest bearing deposit account opened prior to Completion in the joint names of the Sellers' Solicitors, the Managers' Solicitors and the Buyer's Solicitors with the Escrow Agent into which the NAV Escrow Sum shall be paid;

         THE NAV ESCROW SUM: means pound sterling 350,000;

         THE NAV RELEASE DATE: means the date of the determination of the Completion NAV in accordance with Clause 5;

         THE OFT ESCROW ACCOUNT: means the interest bearing deposit account opened prior to Completion in the joint names of the Sellers' Solicitors, the Managers' Solicitors and the Buyer's Solicitors with the Escrow Agent into which the OFT Escrow Sum shall be paid;

         THE OFT ESCROW SUM: means pound sterling 1,750,000;

         THE OFT RELEASE DATE: means the first anniversary of the Completion
         Date;


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         ORDINARY SHARE: means an ordinary share of 1 pence in the capital of the Company;

         THE PARRY TRUST: means the trust constituted by the deed of settlement dated 30 June 1994 made between Philip Parry (1) and Philip Parry and Lynne Parry (2);

         THE PARTIES: means the parties to this Agreement;

         PREFERENCE SHARES: means the 5,675,000 redeemable cumulative preference shares of 1 pence in the capital of the Company in issue at the date of this Agreement;

         PROPERTY: means the property or properties details of which are set out in Schedule 6 and includes an individual property and a part of an individual property;

         THE PURCHASER FACILITY AGREEMENT: the facility agreement of the same date as the date of this Agreement and made between the Buyer (1) and the Company (2) in the agreed form marked 14;

         RELEVANT CLAIM: means a claim by the Buyer involving or relating to breach of a Warranty;

         RELIEF: means any relief, loss, allowance, exemption, set off, deduction or credit in respect of any form of Taxation or relevant in computing profits, income or gains for the purposes of Taxation;

         THE RESTRICTED PRODUCTS: means horticultural fertilisers, horticultural growing media, horticultural chemicals and grass seed;

         THE RESTRICTED TERRITORIES: means the United Kingdom, the Channel Islands, the Isle of Man and the Republic of Ireland;

         SCHEMES: means the Levington Fund and the Levington Scheme;


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         SELLERS' ACCOUNTANTS: means Coopers & Lybrand of The Atrium, St Georges
         Street, Norwich NR3 1AG;

         SELLERS' SOLICITORS: means Clifford Chance of 200 Aldersgate Street, London EC1A 4JJ;

         SHARES: means 655,546 Ordinary Shares and 319,454 Deferred Shares comprising the whole of the issued share capital of the Company, save for the Minority Shares and the Preference Shares;

         SUBSIDIARY: means a subsidiary undertaking of the Company as listed in
         Schedule 2, Part 2 and SUBSIDIARIES means all those subsidiary undertakings;

         TAX and TAXATION: means any form of taxation, levy, duty, charge, contribution or impost of whatever nature whether of the United Kingdom or elsewhere (including any related fine, penalty, surcharge or interest save to the extent that such fine, penalty, surcharge or interest is attributable to the unreasonable delay or default of the Company after Completion) imposed by a Tax Authority;

         TAX AUTHORITY and TAXATION AUTHORITY: means any local, municipal, governmental, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including, without limitation, the Inland Revenue and H.M. Customs & Excise;

         THE TRUSTEES: means the trustees of the Parry Trust, the trustees of the Elsdon Trust and the trustees of the Gibbs Trusts, all of which are Sellers;

         THE TRUSTS: means the Parry Trust, the Gibbs Trusts and the Elsdon
         Trust;

         THE WARRANTORS: means the Managers, Mrs Lynne Parry, Mrs Ann Gibbs, Mrs Bozena Elsdon and the Trustees;


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         WARRANTY: means a statement contained in Schedule 4 and WARRANTIES means all those statements.

1.2      In this Agreement, a reference to:

1.2.1 a "SUBSIDIARY UNDERTAKING" or "PARENT UNDERTAKING" is to be construed in accordance with section 258 of the Act and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Act;

1.2.2 a document in the "AGREED FORM" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each party;

1.2.3 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision before the date of this Agreement;

1.2.4 a person includes a reference to a body corporate, association or partnership;

1.2.5 a person includes a reference to that person's legal personal representatives and successors;

1.2.6 a Clause, paragraph or Schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or schedule to this Agreement;

1.2.7    the singular includes a reference to the plural and vice versa;

1.2.8 any reference to a SSAP is to a Statement of Standard Accounting Practice adopted by the Accounting Standards Board and shall be construed as including a reference to any Financial Reporting Standard issued by the Accounting Standards Board to amend,


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         withdraw or supersede such SSAP and any reference to an FRS is to a
         Financial Reporting Standard issued by the Accounting Standards Board;

1.2.9 "directly or indirectly" shall (without limiting the expression) mean either alone or jointly with any other person, firm or body corporate and whether on his own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person, firm or body corporate.

1.3      The headings in this Agreement do not affect its interpretation.

1.4 A reference in Schedule 4 to the knowledge, information, belief or awareness of each of the Managers is deemed to mean their own actual knowledge, information, belief or awareness having made due and careful enquiry in respect of the subject matter of such Warranties save for enquiry of customers of the Company and the Subsidiaries.

2        SALE AND PURCHASE

2.1 Each of the Sellers (other than the Trustees) agrees to sell with full title guarantee and the Trustees agree to sell with limited title guarantee, in each case free of any Encumbrance, and the Buyer agrees to buy, those Ordinary and Deferred Shares set opposite each such Seller's name in Schedule 1 with effect from and including the Completion Date to the intent that as from that date all rights and advantages accruing to the Shares, including any dividends or distributions declared or paid on the Shares after that date shall belong to the Buyer.

2.2 The Buyer shall not be obliged to complete the purchase of any of the Ordinary and Deferred Shares to which Clause 2.1 relates unless the sale of all such Ordinary Shares and Deferred Shares and the sale of the Minority Shares pursuant to the Minority Shareholders' Agreement is completed simultaneously.


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3        CONSIDERATION

3.1 The aggregate consideration for the Deferred Shares which are the subject of this Agreement shall be the sum of pound sterling 14 and the aggregate consideration for the Ordinary Shares which are the subject of this Agreement shall be the sum of pound sterling 31,284,440 less the amount, if any:-

3.1.1 by which the Company's Completion NAV is less than pound sterling 15,920,000 ("the Net Asset Shortfall") subject to a maximum reduction of pound sterling 350,000; and

3.1.2 of the Adjustment as defined in and determined in accordance with Clause 6 and the Debts Shortfall determined in accordance with Clause 12.

3.2      Of the Consideration:-

3.2.1 pound sterling 4,535,533 shall be satisfied by the issue of the Consideration Loan Stock in accordance with Clause 4.7.3; and

3.2.2 the balance shall be satisfied in cash in accordance with Clauses 4.7.1, 5, 6, 10, 11 and 12.

3.3 The Consideration shall be divided between the Sellers in accordance with Part 1 of Schedule 1, and as provided in Clause 3.4, but the Buyer shall not be concerned with such division.

3.4.1 One of the Sellers, Prudential Nominees Limited Holborn Account ("Prudential Holborn") holds the Ordinary Shares set out against its name in Schedule 1, Part 1, as bare trustee for certain individuals. Accordingly, Prudential Holborn hereby directs the Buyer to issue the amount of Consideration Loan Stock set out against its name in Schedule 1, Part 1 to the individuals whose names and addresses are set out in
         Schedule 10 in the amounts set against their respective names in
         Schedule 10. Prudential Holborn acknowledges and agrees that the issue of the Consideration Loan


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         Stock by the Buyer in accordance with this Clause 3.4.1 shall be a good and valid discharge to the Buyer of its obligation to issue Consideration Loan Stock (but not Cash Consideration) to Prudential Holborn in accordance with the terms of Schedule 1, Part 1.

3.4.2 Philip Parry holds certain of the Ordinary Shares set out against his name in Part 1 of Schedule 1 as bare trustee for certain individuals. Philip Parry hereby directs the Buyer to issue to the individuals whose names are set against his name in column 2 of Schedule 11 such of the amount of Consideration Loan Stock as is set against his name in Part 1 of Schedule 1 as is set against each such individuals name in column 3 of Schedule 11. Philip Parry acknowledges and agrees that the issue of the Consideration Loan Stock by the Buyer in accordance with this Clause 3.4.2 shall be a good and valid discharge to the Buyer of its obligation to issue such Consideration Loan Stock (but not Cash Consideration) to him in accordance with Part 1 of Schedule 1.

3.4.3 Norman Gibbs and Ann Gibbs in their capacity as trustees of the Gibbs Trusts hold certain of the Ordinary Shares set out against their names in such capacity in Part 1 of Schedule 1 as bare trustee for certain individuals. Norman Gibbs and Ann Gibbs hereby direct the Buyer to issue to the individuals whose names are set against their names in column 2 of Schedule 11 such of the amount of Consideration Loan Stock as is set against their names in Part 1 of Schedule 1 as is set against each such individual's name in column 3 of Schedule 11. Norman Gibbs and Ann Gibbs acknowledge and agree that the issue of the Consideration Loan Stock in accordance with this Clause 3.4.3 shall be good and valid discharge to the Buyer of its obligations to issue such Consideration Loan Stock (but not Cash Consideration) to them in their capacity as trustees of the Gibbs Trusts in accordance with Part 1 of Schedule 1.

3.5 Any amount paid in respect of a breach of any of the Warranties or pursuant to Clause 6 shall be deemed to give rise to a corresponding reduction in the Consideration.


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4        COMPLETION

4.1 Pursuant to the Purchaser Facility Agreement, the Buyer shall immediately prior to Completion lend the Company a sum equal to the aggregate of the principal amount of the DDB outstanding at Completion, being pound sterling 9,847,476, and the Bank Debt. The Sellers shall procure, as a condition precedent to Completion, that the Bank Debt is repaid and all security relating to such debt is released and, following the delivery and surrender to Levington Horticulture Limited of the relevant certificates and their cancellation, the DDB is repaid.

4.2 Completion shall take place at the offices of the Buyer's Solicitors on the date of this Agreement.

4.3      At Completion:-

4.3.1    each of the Sellers shall deliver to the Buyer items 1 and 10 in
         Schedule 3 in respect of such of the Shares as are to be sold by that Seller;

4.3.2    the Sellers shall deliver to the Buyer item 8 of Schedule 3; and

4.3.3    the Managers shall deliver to the Buyer each other item specified in
         Schedule 3.

4.4 Each of the Sellers shall procure so far as they are able that at Completion the Company's directors hold a meeting of the board of directors of the Company at which the directors:-

4.4.1    convene an Extraordinary General Meeting;

4.4.2 vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares and the Minority Shares (subject to the production of properly stamped transfers);


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4.4.3    change the Company's registered office to a place nominated by the
         Buyer;

4.4.4 change the Company's accounting reference date to a date nominated by the Buyer;

4.4.5 appoint persons nominated by the Buyer as directors and secretary of the Company with effect from the end of the meeting;

4.4.6 with effect from the end of the meeting, authorise the secretary to notify the specimen signatures of the new officers of the Company in connection with each existing mandate given by the Company for the operation of its bank accounts.

4.5 Each of the Sellers shall procure so far as they are able that at Completion there shall be held an Extraordinary General Meeting of the Company at which there shall be passed Resolutions set out and contained in a Notice of Meeting of the Company in the agreed form marked 6 to:

4.5.1    increase the authorised share capital of the Company;

4.5.2    give the Directors authority to allot new shares; and

4.5.3    adopt new Articles of Association of the Company.

4.6 Each of the Sellers shall procure so far as they are able that, immediately after the board meeting referred to in Clause 4.4:

4.6.1 any meeting of the board of directors or of the shareholders of a Subsidiary that the Buyer may require is held; and

4.6.2 any meeting held pursuant to Clause 4.6.1 deals with any matter referred to in Clause 4.4 or 4.5 that the Buyer may require.

4.7      At Completion the Buyer shall:-


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4.7.1    pay by way of CHAPS the sum of pound sterling 24,398,921, on account of the Consideration, to the client account of the Sellers' Solicitors, the details of which are:

                  Bank:                     Midland Bank plc
                  Address:                  Poultry & Princes Street
                                            London EC2

                  Account No:               23181499
                  Sort Code:                40-05-30
                  Account Name:             Clifford Chance Client Account

4.7.2 pay into the NAV Escrow Account the NAV Escrow Sum, pay into the OFT Escrow Account the OFT Escrow Sum and pay into the Debts Escrow Account the Debts Escrow Sum, in each case on account of the Consideration;

4.7.3 procure that there shall be held a meeting of its board of directors approving the issue of the Consideration Loan Stock to the relevant Sellers in the amounts set out opposite each such Seller's name in Part 1 of Schedule 1 or in accordance with Clause 3.4 (where applicable) and deliver to the Sellers' Solicitors duly executed certificates in respect of such loan stock;

4.7.4 subscribe in cash for 5,675,000 Ordinary Shares in the Company at pound sterling 1 each; and

4.7.5 deliver to the Sellers' Solicitors the Minority Shareholders' Agreement duly executed by the Buyer.

4.8 Following the subscription referred to in Clause 4.7.4, as a condition to this Agreement, the Sellers and the Buyer shall procure so far as each of them is able that a meeting of the directors of the Company is held to allot and issue 5,675,000 Ordinary Shares in the Company to the Buyer subject to payment therefor by the Buyer and that the subscription funds are immediately applied in redeeming all the issued Preference Shares at pound sterling 1 each following the delivery and surrender to the Company of the relevant


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         share certificates. The Sellers which hold Preference Shares at the date of this Agreement waive any and all rights, liabilities and claims which arise from the redemption of the Preference Shares otherwise than in accordance with the articles of association of the Company (which require redemption prior to Completion) provided such redemption is undertaken in accordance with this Clause 4.8.

4.9 The performance by the Sellers of their respective obligations under this Clause 4, other than their obligations set out in Clause 4.8, shall be a condition precedent to the performance by the Buyer of its obligations under this Clause 4 (save under Clause 4.1) to the intent that, if the Sellers or any of them shall fail or shall be unable to perform any of their obligations under this Clause 4 (save as aforesaid), the Buyer shall at its option (and without prejudice to any other remedies or rights which it may have against the Sellers or any of them in respect of such non-performance) cease to be liable to perform its obligations under this Clause 4 (save as aforesaid).

5        COMPLETION NAV

5.1 The Buyer shall procure that within 8 weeks of Completion, the Buyer's Accountants shall prepare and submit to the Sellers and the Sellers' Accountants a draft of the Completion Balance Sheet ("the Draft Statement"). The Draft Statement shall be prepared in accordance with
         Schedule 8 and shall give a figure for the Completion NAV.

5.2 The Sellers shall procure that, within 28 days after receipt of the Draft Statement, the Sellers' Accountants shall give written notice to the Sellers, the Buyer and the Buyer's Accountants stating whether or not they propose any amendments to the Draft Statement. The Buyer shall procure that the Sellers and the Sellers' Accountants are promptly given all such assistance and access during normal business hours and at pre-arranged times to all such information and the Managers as they may reasonably require in order to enable them to reach their decision including, without prejudice to the generality of the foregoing, the assistance and access referred to in Clause 5.7 below.


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5.3      If the Sellers' Accountants give notice that they have no proposed amendments to the Draft Statement or fail to give the notice required by Clause 5.2, then the Draft Statement shall constitute the Completion Balance Sheet for the purposes of this Agreement. If they give notice that they do have proposed amendments to the Draft Statement, they shall within such notice inform the Sellers, the Buyer and the Buyer's Accountants of their proposed amendments and their reasons for proposing such amendments and the Sellers and the Buyer shall, within the period of 21 days after receipt of such notice, seek to agree the proposed amendments.

5.4      In the event of:-

5.4.1 a failure by the Buyer's Accountants to submit the Draft Statement to the Sellers and the Sellers' Accountants within the period referred to in Clause 5.1; or

5.4.2 any dispute between the Sellers and the Buyer, or between the Sellers' Accountants and the Buyer's Accountants, as to any matter relevant to the Draft Statement or the Completion Balance Sheet remaining unresolved at the expiry of the period of 21 days referred to in Clause 5.3, such failure or dispute shall be referred to an independent firm of chartered accountants agreed by the Sellers and the Buyer within five business days of such failure or notification of dispute or, in the event of a failure to agree within five business days, to an independent firm of chartered accountants appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Sellers or the Buyer. Such independent firm of chartered accountants shall determine the Completion Balance Sheet, in the event of a reference in circumstances to which Clause 5.4.1 applies, or the matter or matters in dispute, in the event of a reference in circumstances to which Clause 5.4.2 applies. The Sellers and the Buyer shall each use their respective reasonable endeavours to ensure that such firm of independent accountants makes such determination within 28 days of its appointment. The fees of any such firm of independent accountants shall be paid by the Buyer in the event of a reference in circumstances to which Clause 5.4.1 applies due solely to the default of the Buyer's Accountants or, in any other event, by the Sellers and/or the Buyer in the proportions determined by the independent accountant. Any firm appointed under this Clause shall act as experts and not as arbitrators and, save in the case of manifest error, their determination shall be binding on the Parties.

5.5 In the event that there is a Net Asset Shortfall the provisions of Clause 10 shall apply.

5.6 The costs arising in preparing and determining the Completion Balance Sheet shall be paid by the Party to which they accrue save in respect of the fees of any firm of independent accountants appointed pursuant to Clause 5.4 which shall be paid in accordance with Clause 5.4.

5.7 After Completion, the Buyer shall provide, and shall ensure that the Group provides, to the Sellers and the Sellers' Accountants prompt access during normal business hours and at pre-arranged times to relevant assets, documents and records within their possession or control, and access to the Managers, including, without prejudice to the generality of the foregoing, procuring that the working papers prepared by Peter Elsdon and the Buyer's Accountants are made available to the Sellers and the Sellers' Accountants for the purpose of (i) reviewing and proposing amendments to the Draft Statement pursuant to Clause 5.2, (ii) seeking to agree any proposed amendments pursuant to Clause 5.3, (iii) in connection with any failure or dispute referred to in Clause 5.4 and (iv) generally for the purposes of this Clause 5. The Buyer shall not unreasonably withhold or delay agreement to the times at which access shall be given pursuant to this Clause 5.7.

5.8 The Parties have agreed that the Completion NAV shall be calculated as at 30 November 1997 for the reason, inter alia, that the Parties intend that the profits made by the Company and its Subsidiaries from (and inclusive of) 1 December 1997 shall accrue to the benefit of the Buyer.

6        OFT POST-COMPLETION ADJUSTMENT

6.1 In the event that at any time following Completion but before the first anniversary of the Completion Date, the Buyer is ordered by or undertakes to the Office of Fair Trading ("OFT") or the Secretary of State to dispose of any Buyer's Group Undertaking or all or any part of the business (including, without limitation, the business of selling specified brands and/or product lines) or assets of any Buyer's Group Undertaking in either case as a consequence of the sale and purchase of the Shares pursuant to this Agreement then the following provisions of this Clause 6 shall apply.

6.2 The Buyer shall notify the Sellers as soon as is reasonably practicable after entering into such an undertaking or being made subject to such an order, save that in the case of an undertaking, the Buyer shall consult with Philip Parry and Walter Henry Guest on behalf of the Sellers in respect of and prior to entering into such undertaking in sufficient time prior to entering into the undertaking to enable the Buyer to (and the Buyer shall be obliged to) give proper consideration to the reasonable views of Philip Parry and Walter Henry Guest on behalf of the Sellers in relation to the entering into of the undertaking or the terms thereof. Within 28 days of such notice the Buyer shall calculate the annual turnover of that part of its business to be disposed of by reference to the actual sales of that part of its business in the twelve months prior to the month end immediately preceding the date of entering into such an undertaking or being made subject to such an order (as the case may be) (determined, in the case of an undertaking or order to dispose of (or any business or assets of) a Buyer's Group Undertaking which is a member of the Group, in accordance with the principles, policies, bases, practices and methods used in the preparation of the Accounts and, in the case of an undertaking or order to dispose of (or any business or assets of) a Buyer's Group Undertaking which is not a member of the Group, in accordance with the principles, policies, bases, practices and methods used in the preparation of the last audited consolidated accounts of the relevant Buyers' Group undertaking, and shall submit such calculation to the Sellers ("the Calculation").

6.3 The Sellers shall, within 28 days after receipt of the Calculation give written notice to the Buyer stating whether or not they propose any amendment to the Calculation. The Buyer shall procure that the Sellers and the Sellers' Accountants are given promptly all reasonable assistance and access during normal business hours and at pre-arranged times to all such information and the Managers as they may reasonably require in order to enable them to reach their decision including, without prejudice to the generality of the foregoing, the access and assistance referred to in Clause 6.11 below. The Buyer shall not unreasonably withhold or delay agreement to the times at which access shall be given pursuant to this Clause 6.3.

6.4 If the Sellers give notice that they have no proposed amendments to the Calculation or fail to give the notice required by Clause 6.3, then Clause 6.6 shall apply. If the Sellers give notice that they do have proposed amendments, the Sellers shall within such notice inform the Buyer of their proposed amendments and their reasons for proposing such amendments and the Sellers and the Buyer shall, within the period of 14 days after receipt of such notice, seek to agree the proposed amendments.

6.5 In the event of any dispute between the Sellers and the Buyer as to any matter relevant to the Calculation remaining unresolved at the expiry of the period of 14 days referred to in Clause 6.4, such dispute shall be referred to an independent firm of chartered accountants agreed by the Sellers and the Buyer within five business days of such failure or notification of dispute or, in the event of a failure to agree within five business days, by an independent firm of chartered accountants appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Sellers or the Buyer. Such independent firm of chartered accountants shall determine those matters relating to the Calculation which are in dispute. The Sellers and the Buyer shall each use their respective reasonable endeavours to ensure that such firm of independent accountants makes such determination within 28 days of its appointment. The fees of any such firm of independent accountants shall be paid by the Sellers and/or the Buyer in the proportions determined by the independent accountant. Any firm appointed under this

         Clause shall act as experts and not as arbitrators and their determination shall be binding on the Parties.

6.6      Following agreement or determination of the Calculation and subject to
         (i) the disposal of that part of the business in respect of which the Calculation was made being completed within 21 months of the date of the undertaking or order to make such a disposal and (ii) to Clause 6.12, a reduction shall be made to the Consideration by an amount equal to 25% of the Calculation subject to a maximum of pound sterling 1,750,000 (such amount being referred to as "the Adjustment"). The Adjustment shall be paid, together with interest, by the Sellers to the Buyer in accordance with Clause 11.

6.7 For the avoidance of doubt, if the Buyer enters into more than one undertaking or is made the subject of more than one order as described in Clause 6.1, the provisions of this Clause 6 shall apply to each such undertaking and order save that the total reduction which may be made to the Consideration as a result of the application of this Clause 6 shall in no circumstances exceed pound sterling 1,750,000.

6.8 In the event of any investigation or enquiries being made by or dealings with the OFT or the Monopolies and Mergers Commission ("MMC") following Completion in relation to the consequences of the sale and purchase of the Shares pursuant to this Agreement the Sellers undertake to the Buyer to co-operate fully and expeditiously with the Buyer in relation to all and any such investigations and enquiries.

6.9 The Buyer hereby undertakes at all times following Completion, subject to any requirement or determination of the OFT or MMC or any obligation of law, regulation or confidentiality, in connection with any investigation or enquiries made by or dealings with the OFT or the MMC in relation to the consequences of the sale and purchase of the Shares pursuant to this Agreement:-

6.9.1 to grant the Sellers prompt access to the information given by any Buyer's Group Undertaking to the OFT or MMC and to the status and contents of any discussions between any Buyer's Group Undertaking and the OFT or MMC in connection with any possible disposal of the type referred to in Clause 6.1; and

6.9.2 to ensure, so far as shall be practicable, that the Sellers are given the opportunity to participate in any discussions with the MMC or OFT so that, in particular but without prejudice to the generality of the foregoing, any submissions made to or discussions held with the OFT or MMC shall (if the Sellers so require) be joint submissions or discussions of the Buyer and the Sellers.

6.10 For the purposes of Clause 6.9, Philip Parry and Walter Henry Guest shall be the Sellers' representatives and any obligation on the Buyer pursuant to Clause 6.9 to deal with the Sellers shall be satisfied by dealing with Philip Parry and Walter Henry Guest only.

6.11 The Buyer shall procure that the Sellers and the Sellers' Accountants are at all times after Completion given access during normal business hours and at pre-arranged times to relevant assets, documents and records within the Buyer's possession or control, and access to the Managers, including, without prejudice to the generality of the foregoing, procuring that the working papers prepared by Peter Elsdon are made available to the Sellers and the Sellers' Accountants, for the purpose of (i) reviewing and proposing amendments to the Calculation pursuant to Clause 6.3, (ii) seeking to agree any proposed amendments pursuant to Clause 6.4, (iii) and in connection with any failure or dispute referred to in Clause 6.5 and (iv) generally for the purposes of this Clause 6. The Buyer shall not unreasonably withhold or delay agreement to the times at which access shall be given pursuant to this Clause 6.11.

6.12     In the event that:-

6.12.1 the Buyer is in material breach of Clause 6.2 or Clause 6.9 such that the Adjustment is likely to be greater than in the absence of such breach and it is within the power of the Buyer to remedy such breach;

6.12.2 the Sellers give notice to the Buyer of such breach specifying a date (being no earlier than 10 days from the date of such notice) by which such breach should be remedied; and

6.12.3 the Buyer fails to remedy the breach referred to in the notice by the date specified in the notice,

         the provisions of Clauses 6.2 to 6.11 (inclusive) shall cease to apply and, for the avoidance of doubt, no Adjustment shall be payable by the Sellers pursuant to Clause 6.6.

7        WARRANTORS' WARRANTIES

7.1 Each of the Warrantors jointly and severally warrants to the Buyer that each Warranty is true and accurate at the date of this Agreement.

7.2 If a Warranty is untrue or inaccurate and that Warranty also constitutes a misrepresentation which the Buyer relied on in entering this Agreement:

7.2.1 the Buyer's only remedy in respect of the Warranty is in damages for breach of Clause 7.1;

7.2.2 the Sellers (including, for the avoidance of doubt, the Warrantors) are not liable (in equity or tort, under the Misrepresentation Act 1967 or in any other way) in respect of the misrepresentation; and

7.2.3 the Buyer may not terminate or rescind this Agreement as a result of the breach of Warranty or the misrepresentation.

7.3 Clause 7.2 does not affect the Warrantors' liability or the Buyer's rights or remedies in respect of a fraudulent misrepresentation.

7.4 The Warranties shall not in any respect be extinguished or affected by Completion.

7.5 The Sellers acknowledge that the Buyer has entered into this Agreement in reliance on representations in the terms of the Warranties made by the Warrantors with the intention of inducing the Buyer to enter into this Agreement and that accordingly the Buyer has been induced by those representations to enter into this Agreement.

7.6 The Warrantors undertake to the Buyer that, in the event of any claim being made against them for breach of the Warranties, they will not make any claim against the Company or any of the Subsidiaries or against any director, officer or employee of the Company or of any of the Subsidiaries on which or on whom they may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter.

7.7      The Warranties:-

7.7.1 are qualified by reference to those matters fairly disclosed in the Disclosure Letter and not otherwise. In particular, but without limitation, the rights and remedies of the Buyer in respect of the Warranties shall not be affected by any investigation made by or on behalf of the Buyer into the affairs of the Company and the Subsidiaries;

7.7.2 apply to each of the Subsidiaries as well as to the Company as if the word "Company" was defined to mean each of the Subsidiaries and the Company.

7.8 Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

7.9 Schedule 5 operates to limit or exclude, as the case may be, the Warrantors' liability for Relevant Claims, provided that the provisions of Schedule 5 shall not apply in respect of:-

7.9.1 any claim under paragraph 2.1 (capacity); 3.1 (share ownership) and 3.2 (share and loan capital) of Schedule 4; or

7.9.2 any claim arising out of any fraudulent or wilful non-disclosure on the part of the Warrantors or any of their respective officers, employees or advisers.

8        OTHER SELLERS' WARRANTIES

8.1 Each of the Sellers other than the Warrantors severally warrants to the Buyer that each warranty set out in Schedule 9 is true and accurate at the date of this Agreement in respect of that Seller.

8.2 If such a warranty is untrue or inaccurate and that warranty also constitutes a misrepresentation which the Buyer relied on in entering this Agreement:

8.2.1 the Buyer's only remedy in respect of the warranty is in damages for breach of Clause 8.1;

8.2.2 the Sellers (including, for the avoidance of doubt, the Warrantors) are not liable (in equity or tort, under the Misrepresentation Act 1967 or in any other way) in respect of the misrepresentation; and

8.2.3 the Buyer may not terminate or rescind this Agreement as a result of the breach of warranty or the misrepresentation.

8.3 Clause 8.2 does not affect the Sellers' liability or the Buyer's rights or remedies in respect of a fraudulent misrepresentation.

8.4 The warranties set out in Schedule 9 shall not in any respect be extinguished or affected by Completion.

8.5 The Sellers acknowledge that the Buyer has entered into this Agreement in reliance on representations in the terms of the warranties set out in Schedule 9 made by the Sellers, other than the Warrantors, with the intention of inducing the Buyer to enter into this Agreement and that accordingly the Buyer has been induced by those representations to enter into this Agreement.

8.6 The Sellers undertake to the Buyer that, in the event of any claim being made against them for breach of the warranties set out in
         Schedule 9, they will not make any claim against the Company or any of the Subsidiaries or against any director, officer or employee of the Company or of any of the Subsidiaries on which or on whom they may have relied before agreeing to any term of this Agreement.

8.7 Each warranty set out in Schedule 9 is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another warranty.

8.8 Save for the warranties set out in Schedule 9, the Sellers, other than the Warrantors, give no representations or warranties to the Buyer.

9        RESTRICTIONS ON THE MANAGERS

9.1 Each of the Managers covenants with the Buyer that save with the previous written consent of the Buyer:-

9.1.1 he will not in the Restricted Territories for, in the case of Messrs Parry and Elsdon, the period commencing on the Completion Date and ending on (and including) the second anniversary of the Completion Date and in the case of Mr Gibbs the period commencing on the Completion Date and ending on (and including) 31 December 1998, directly or indirectly in competition with the Company or any of the Subsidiaries deal with or engage in business with or be in any way interested in or connected with any concern, undertaking, firm or body corporate which engages in or carries on within any part of the Restricted Territories any business which competes with any business carried on by the Company or any of the Subsidiaries at the Completion Date ("the Business") and in particular the business of the production, development and sale of any of the Restricted Products Provided that (for the avoidance of doubt only) if any such concern, undertaking, firm or body corporate has a separately distinguishable division that does not compete with the Business the Managers may be employed or engaged in such division with duties and carrying out activities which do not compete, and do not assist competition, with the Business;

9.1.2 he will not in the Restricted Territories for in the case of Messrs Parry and Elsdon, the period commencing on the Completion Date and ending on (and including) the second anniversary of the Completion Date and in the case of Mr Gibbs the period commencing on the Completion Date and ending on (and including) 31 December 1998 directly or indirectly:-

         9.1.2.1 interfere with or, in competition with the Company or any of the Subsidiaries, offer or agree to provide any of the Restricted Products, or solicit, with a view to providing any of the Restricted Products, or endeavour to entice away from the Company or any of the Subsidiaries the custom of any person, firm or body corporate which, at any time during the period of two years ending on the Completion Date, has been a customer or client of, or in the habit of dealing with, the Company or any of the Subsidiaries or which, at any time during that period, was to his knowledge negotiating with the Company or any of the Subsidiaries in relation to the provision of any of the Restricted Products;

         9.1.2.2 interfere or seek to interfere with contractual or other trade relations between the Company or any of the Subsidiaries and any of its or their respective suppliers in existence or under negotiation at any time during the period of two years ending on the Completion Date;

         9.1.2.3 solicit the services of or endeavour to entice away from the Company or any of the Subsidiaries any director, employee or consultant of the Company or any of the Subsidiaries (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) or knowingly employ, assist in or procure the employment by any other person, firm or body corporate of any such person;

9.1.3 he will not (otherwise than as, and in the ordinary course of his duties as, an employee or officer of the Company or any of the Subsidiaries) at any time following the Completion Date disclose to any person, firm or body corporate or otherwise make use or permit the use of (provided that he shall only be obliged to use his best endeavours to prevent such use) any trade secrets or confidential knowledge or information concerning the business, finance or affairs of the Company or of any of the Subsidiaries or of any of their respective customers, clients or suppliers and will use his best endeavours to prevent the publication or disclosure of any such secrets, knowledge or information by any third party, except where such secrets, knowledge or information are already in the public domain or fall into the public domain through no fault of his or any of his agents or advisors;

9.1.4 he will not at any time following the Completion Date use for any purpose the trade or business names used by the Company or the Subsidiaries set out on the list in the agreed form marked 9 (whether alone or in conjunction with other names) or any name similar to those names or likely to be confused with them.

9.2 In the event that, following Completion, there is a transfer or transfers of the whole or any part of the business of the Company or any of the Subsidiaries (such transferred business or businesses being referred to in this Clause 9.2 as "Transferred Business"), Clause 9.1 shall be construed as follows:-

9.2.1 references to competition with the Company shall include (without limitation) competition with the Transferred Business;

9.2.2 the reference to the enticement of custom away from the Company and the Subsidiaries shall include (without limitation ) the enticement of custom away from the Transferred Business;

9.2.3 the reference to the contractual and other trade relations and to the suppliers of the Company and the Subsidiaries shall include (without limitation) the contractual and other trade relations and the suppliers of the Transferred Business;

9.2.4 the reference to the solicitation and enticement of employees and consultants of the Company and the Subsidiaries shall include (without limitation) the solicitation and enticement of employees and consultants of the Transferred Business;

9.2.5 the reference to the confidential information and similar matters of the Company and the Subsidiaries in Clause 9.1.3 shall include (without limitation) the confidential information and similar matters (as set out in Clause 9.1.3) of the Transferred Business; and

9.2.6 the reference to the trade and business names used by the Company and the Subsidiaries shall include the trade and business names used by the Transferred Business.

9.3 Each of the Managers agrees that, having regard to the facts and matters above, the restrictions contained in Clause 9.1 are reasonable and necessary for the protection of the legitimate interests of the Buyer and that, having regard to those facts and matters, those restrictions do not work harshly on him. It is nevertheless agreed that, if any of those restrictions shall, taken together or separately, be held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, that restriction shall apply with such deletions as may be necessary to make it valid and effective.

9.4 The restrictions contained in the sub-clauses of Clause 9.1 shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions of this Agreement.

9.5 For the purposes of this Clause 9 the words "best endeavours" shall not include an obligation to pay or expend money.

10       NAV ESCROW ACCOUNT

10.1 On the Completion Date the Buyer shall pay into the NAV Escrow Account the NAV Escrow Sum.

10.2 On the NAV Release Date and following the determination of the Completion Balance Sheet:-

10.2.1 there shall be released to the Buyer (or as it shall direct) from the NAV Escrow Account a principal sum equal to the Net Asset Shortfall (if any) or, if the Net Asset Shortfall is in excess of the NAV Escrow Sum, a principal sum equal to the NAV Escrow Sum, together with, in either case, the interest accrued on that sum from the Completion Date to the date of release of that sum to the Buyer (or as it shall direct) and standing to the credit of the NAV Escrow Account on that date;

10.2.2 there shall be released to the Sellers' Solicitors from the NAV Escrow Account a sum equal to the balance of the monies standing to the credit of the NAV Escrow Account plus accrued interest on that sum (after taking into account any amount to be released from the NAV Escrow Account pursuant to Clause 10.2.1).

10.3 Save as provided in sub-clause 10.2, no releases or withdrawals shall be made from the NAV Escrow Account save with the previous written consent of the Sellers and the Buyer.

10.4 The Sellers shall give such instructions to the Sellers' Solicitors, the Managers shall give such instructions to the Managers' Solicitors and the Buyer shall give such instructions to the Buyer's Solicitors as may be required to give full effect to the provisions of this Clause 10.

10.5 Any sums released to the Sellers' Solicitors from the NAV Escrow Account pursuant to Clause 10.2 shall be divided between the Sellers as the Sellers agree between themselves but the Buyer shall not be concerned with such division. The receipt of any sums by the Sellers' Solicitors shall be an absolute discharge therefor. Upon agreement being reached by the Sellers as to the division of such sums, the Sellers shall procure that the Sellers' Solicitors inform the Buyer's Solicitors in writing of the agreed division.

10.6 Any amount of interest earned on monies for the time being standing to the credit of the NAV Escrow Account which is to be released to the Buyer (or as it shall direct) or the Sellers' Solicitors pursuant to Clause 10.2 shall be paid to the party entitled thereto subject to the deduction of tax if and to the extent that the same is required by law to be deducted therefrom.

10.7 The Sellers and the Buyer shall ensure that all rights to the NAV Escrow Account or NAV Escrow Sum remain free from any Encumbrance, set-off or counterclaim except as referred to in Clause 10.

10.8 The Escrow Agent's costs in respect of any work done pursuant to Clause 10 and the costs of establishing and running the NAV Escrow Account shall be paid first out of the interest accruing on the NAV Escrow Sum and second, as to any balance of such costs, out of the NAV Escrow Sum.

11       OFT ESCROW ACCOUNT

11.1 On the Completion Date the Buyer shall pay into the OFT Escrow Account the OFT Escrow Sum.

11.2     In the event that before the OFT Release Date:-

11.2.1 no undertaking or order to make a disposal of the type referred to in Clause 6.1 has been made, there shall be released to the Sellers' Solicitors on the OFT Release Date from the OFT Escrow Account the OFT Escrow Sum plus accrued interest thereon;

11.2.2 an undertaking or order to make a disposal of the type referred to in Clause 6.1 has been made, the OFT Escrow Sum shall be retained in the OFT Escrow Account pending the agreement or determination of the Calculation in respect of that part of the business undertaken or ordered to be disposed of, following which agreement or determination:-

         11.2.2.1 a principal sum equal to the Adjustment shall be retained in the OFT Escrow Account pending completion of the disposal of that part of the business in respect of which the Calculation was made and if such disposal is (i) completed within 21 months of the date of the undertaking or order to make such a disposal then there shall be released to the Buyer (or as it shall direct) from the OFT Escrow Account on the date of such completion a principal sum equal to the Adjustment plus accrued interest thereon, or (ii) not completed within 21 months of the date of the undertaking or order to make such a disposal then there shall be released to the Sellers' Solicitors from the OFT Escrow Account on the date which is 21 months after the date of such undertaking or order a principal sum equal to the Adjustment plus accrued interest thereon;

         11.2.2.2 there shall be released to the Sellers' Solicitors from the OFT Escrow Account a sum equal to the balance of the monies standing to the credit of the OFT Escrow Account plus accrued interest thereon (after taking into account any amount to be retained in the OFT Escrow Account pursuant to Clause 11.2.2.1 and 11.8).

11.3 Save as provided in sub-Clause 11.2, no releases or withdrawals shall be made from the OFT Escrow Account save with the previous written consent of the Sellers and the Buyer.

11.4 The Sellers shall give such instructions to the Seller's Solicitors, the Managers shall give such instructions to the Managers' Solicitors and the Buyer shall give such instructions to the Buyer's Solicitors as may be required to give full effect to the provisions of this Clause 11.

11.5 Any sums released to the Sellers' Solicitors from the OFT Escrow Account pursuant to Clause 11.2 shall be divided between the Sellers as the Sellers shall agree between themselves but the Buyer shall not be concerned with such division. The receipt of any sums by the Sellers' Solicitors shall be an absolute discharge therefor. Upon agreement being reached by the Sellers as to the division of such sums, the Sellers shall procure that the Sellers' Solicitors inform the Buyer's Solicitors in writing of the agreed division.

11.6 Any amount of interest earned on monies for the time being standing to the credit of the OFT Escrow Account which is to be released to the Buyer (or as it shall direct) or the Sellers' Solicitors pursuant to Clause 11.2 shall be paid to the party entitled thereto subject to the deduction of tax if and to the extent that the same is required by law to be deducted therefrom.

11.7 The Sellers and the Buyer shall ensure that all rights to the OFT Escrow Account or OFT Escrow Sum remain free from any Encumbrances, set-off or counterclaim except as referred to in Clause 11.

11.8 The Escrow Agent's costs in respect of any work done pursuant to Clause 11 and the costs of establishing and running the OFT Escrow Account shall be paid first out of the interest accruing on the OFT Escrow Sum and second, as to any balance of such costs, out of the OFT Escrow Sum.

12       DEBTS ESCROW ACCOUNT

12.1 On the Completion Date the Buyer shall pay into the Debts Escrow Account the Debts Escrow Sum.

12.2     Subject to Clause 12.3, on the Debts Release Date:-

12.2.1 the Sellers shall pay to the Buyer an amount equal to the Debts Shortfall (if any) together with interest on such amount which payment (of principal and interest) shall be satisfied by the release to the Buyer (or as it shall direct) from the Debts Escrow Account of a principal sum equal to the Debts Shortfall (if any) with the interest accrued on that sum from the Completion Date to the date of release of that sum to the Buyer (or as it shall direct) and standing to the credit of the Debts Escrow Account on that date;

12.2.2 there shall be released to the Sellers' Solicitors from the Debts Escrow Account a sum equal to the balance (if any) of the monies standing to the credit of the Debts Escrow Account plus accrued interest on that sum (after taking into account any amount to be released from the Debts Escrow Account pursuant to Clause 12.2.1).

12.3 The Company has a bad debt insurance policy pursuant to which, inter alia, the first pound sterling 125,000 of the debt to the Company or Levington Horticulture Limited owed by C Hetherington Limited and the first pound sterling 125,000 of the debt to the Company or Levington Horticulture Limited owed by East Riding Horticulture Limited is insured. The Debt of those persons to the Company set out in the agreed form marked 12 is the amount by which the debt to the Company of those persons at the date of this Agreement is in excess of pound sterling 125,000. For the purposes of calculating the Debts Shortfall, the following sub-clauses shall apply:-

12.3.1 it shall be deemed that the Debts of C Hetherington Limited and East Riding Horticulture Limited referred to in agreed form 12 are comprised of the invoices to such persons which at the date of this Agreement are the most recent in date and which have in aggregate a value which is not less than the amount of the Debt of such persons;

12.3.2 monies received by Levington Horticulture Limited or the Company from C Hetherington Limited and East Riding Horticulture Limited following the date of this Agreement shall be appropriated to payment of the invoices in respect of which such monies are tendered as notified by the relevant debtor or, in the event that the debtor does not specify the invoice in respect of which monies are tendered, such monies shall be appropriated to payment of the invoices addressed to the relevant debtor which are the earliest in date and which remain outstanding at the Debts Release Date; and

12.3.3 the Debts of C Hetherington Limited and East Riding Horticulture Limited which remain outstanding at the Debts Release Date, if any, and which, accordingly, are to constitute part of any Debts Shortfall, shall be equal to the aggregate value of the invoices to which reference is made in Clause 12.3.1 which remain outstanding for payment at the Debts Release Date subject to a maximum of the amount stated in agreed form 12.

12.4 Save as provided in sub-clause 12.2, no releases or withdrawals shall be made from the Debts Escrow Account save with the previous written consent of the Sellers and the Buyer.

12.5 The Sellers shall give such instructions to the Sellers' Solicitors, the Managers shall give such instructions to the Managers' Solicitors and the Buyer shall give such instructions to the Buyer's Solicitors as may be required to give full effect to the provisions of this Clause 12.

12.6 Any amount of interest earned on monies for the time being standing to the credit of the Debts Escrow Account which is to be released to the Buyer (or as it shall direct) or the Sellers' Solicitors pursuant to Clause 12.2 shall be paid to the party entitled thereto subject to the deduction of tax if and to the extent that the same is required by law to be deducted therefrom.

12.7 The Sellers and the Buyer shall ensure that all rights to the Debts Escrow Account or Debts Escrow Sum remain free from any Encumbrance, set-off or counterclaim except as referred to in Clause 12.

12.8 The Escrow Agent's costs in respect of any work done pursuant to Clause 12 and the costs of establishing and running the Debts Escrow Account shall be paid first out of the interest accruing on the Debts Escrow Sum and second, as to any balance of such costs, out of the Debts Escrow Sum.

12.9 Following any release of the Debts Escrow Sum to the Buyer pursuant to Clause 12.2.1, the Buyer shall procure that the Company and the Subsidiaries shall take such steps to obtain payment of the Debts in respect of which such release was made as the Sellers may reasonably request in writing on the basis and condition that the Sellers shall fully indemnify the Company and the Subsidiaries against any liability, damage, expense or cost (in the case of legal costs being costs before taxation) incurred thereby PROVIDED ALWAYS THAT the Buyer shall not be obliged to procure the Company or any of the Subsidiaries to take any such steps if, in the opinion of the Buyer (arrived at in good faith), the taking of such steps would, having regard to all the circumstances, materially adversely affect the legitimate interests of the Buyer or any member of the Group.

12.10 Any sums received by the Company or the Subsidiaries after the Debts Release Date in payment of the Debts in respect of which a release was made pursuant to Clause 12.2.1 shall:

12.10.1 first, be retained by the Company or the Subsidiary until the aggregate of such sums is equal to the amount by which (if any) the aggregate of the Debts outstanding at the Debts Release Date is in excess of pound sterling 250,000;

12.10.2 second, be retained by the Company in satisfaction of any liability, damage expense or cost incurred by the Company or any of the Subsidiaries in obtaining such payment; and thereafter

12.10.3  third, be paid to the Sellers' Solicitors.

12.11 Any sums released to the Sellers' Solicitors from the Debts Escrow Account pursuant to Clause 12.2 or paid to the Sellers' Solicitors pursuant to Clause 12.10.3 shall be divided between the Sellers as the Sellers agree between themselves but the Buyer shall not be concerned with such division. The receipt of any sums by the Sellers' Solicitors shall be an absolute discharge therefor. Upon agreement being reached by the Sellers as to the division of such sums, the Sellers shall procure that the Sellers' Solicitors inform the Buyer's Solicitors in writing of the agreed division.

13       RELEASE BY SELLERS

13.1 Each of the Sellers confirms that he has no claim (whether in respect of any breach of contract, compensation for loss of office or monies due to him or on any account whatsoever) other than the claims referred to in Clause 13.3 below outstanding against the Company or any Subsidiary or against any of the shareholders, directors, employees or professional advisers of the Company or any Subsidiary and that save as aforesaid no agreement or arrangement (including (without limitation) any contract of employment save for the Service Contracts) is outstanding under which the Company or any Subsidiary or any of such persons has or could have any obligation of any kind to him.

13.2 To the extent that any such claim or obligation exists or may exist, save in respect of the claims referred to in Clause 13.3 below, each of the Sellers irrevocably and unconditionally waives such claim or obligation and releases the Company and each Subsidiary and any such other persons from any liability whatsoever in respect of such claim or obligation.

13.3 Clauses 13.1 and 13.2 shall not apply in respect of accrued directors' fees of pound sterling 2,725, the principal amount of the DDB (which principal amount shall be repaid in accordance with Clause 4.1) or the interest accrued on the DDB in the period up to and including the Completion Date. The Buyer shall procure the payment of the sum of pound sterling 57,601 by Levington Horticulture Limited not later than 31 December 1997 to the holders of the DDB (pro rata to their holdings of the DDB at the date of this Agreement) which payment the Sellers agree shall be in full and final settlement of the interest accrued on the DDB in the period up to and including the Completion Date.

14       TRUSTEES' AND MANAGERS' UNDERTAKINGS

14.1 The Trustees undertake to the Buyer that, save with the prior written consent of the Buyer (which shall not be unreasonably withheld), during the period ending on (i) 31 December 1998 or (ii) if the Buyer shall have given notice to the Trustees of any Relevant Claim against the Trustees on or prior to such date which satisfies Clause 14.8 below, the date on which the last of such claims shall be settled and satisfied in full:-

14.1.1 the Trustees will not exercise any right or power in respect of any Trust of which they are trustee:-

         14.1.1.1 to change the forum of administration of the Trust;

         14.1.1.2 to change the proper law of the Trust;

         14.1.1.3 to vary, amend, alter, release or revoke any of the powers or provisions of the Trust which includes, for the avoidance of doubt, the power to add and to exclude beneficiaries;

         14.1.1.4 to appoint or to remove any trustees of the Trust;

         14.1.1.5 to appoint a protector of the Trust;

         14.1.1.6 to resign as trustee of the Trust;

14.1.2 subject always to the provisions of Clause 14.1.1, the Trustees will procure in respect of any Trust of which they are Trustee that no person shall be appointed as a trustee of the Trust of which they are trustee unless such person shall prior to the date of the appointment have entered into a deed of adherence containing a direct covenant and undertaking with the Buyer (on terms satisfactory to the Buyer) to be bound by the provisions of this Agreement as if a party to this Agreement and named herein as one of the Trustees and (except where such new trustee and the Trust to which he is being appointed is resident in the United Kingdom) shall have first delivered to the Buyer a formal written opinion from a reputable firm of solicitors in the relevant jurisdiction or jurisdictions to the effect that the same will not affect the rights (and their enforceability) of the Buyer against or in relation to that Trust (or its trustees) pursuant to this Agreement. If any resigning Trustee or deceased Trustee has not breached any of the provisions of this Agreement (including the provisions relating to the change of trustee contained in this Clause 14.1.2) the Buyer agrees that the deed of adherence shall provide that the liability of the retiring Trustee or of the deceased Trustee's personal representative shall terminate upon its ceasing to be a trustee of the Trust;

14.1.3 the Trustees will not make any sale, transfer, advance, appointment, loan or distribution or take any other action or fail to take any action (in any case a "distribution") out of or in respect of the capital of the Trust in respect of which they are trustee to any person or persons whatsoever if the effect of a distribution would be to reduce the value of the net assets of the Trust in question as at the date of such distribution to less than the Relevant Limit (as defined in sub-Clause 14.7) or if, immediately prior to the distribution, the value of the net assets of the Trust in question is not less than the Relevant Limit Provided that each Trust may make a maximum aggregate capital distribution(s) of pound sterling 100,000 at any time following the Completion Date whether such distribution(s) would reduce the value of the net assets of the Trust below the Relevant Limit or not. For the avoidance of doubt, the Trustees may make distributions out of the income of the Trust in respect of which they are Trustees without restriction. For the purposes of this Clause 14.1.3, (1) the Relevant Limit shall be regarded as reduced by any amount paid out of the Escrow Accounts in accordance with this Agreement and (2) in calculating whether any loan would reduce the value of the net assets of the Trust in question to less than the Relevant Limit, such loan shall be treated as an outright distribution of assets equal to the value of the loan;

14.1.4 the Trustees will not charge, pledge or otherwise encumber any of the assets of the Trust in respect of which they are trustee if as a result the value of the net assets of the Trust in question not subject to any such charge, pledge or other encumbrance would be less than the Relevant Limit. For the purpose of this Clause 14.1.4 the Relevant Limit shall be regarded as reduced by any amount paid out of the Escrow Accounts in accordance with this Agreement;

14.1.5 save as provided in Clause 14.1.3, the Trustees will not act in such a way that they would or might be precluded from exercising in full all rights which they may have to reimbursement from the assets held subject to the Trust in the event that any claim under this Agreement is sustained against them; and

14.1.6 the Trustees will not enter into any transaction the purpose, or likely or foreseeable effect, of which is to cause the value of the net assets of the Trust of which the Trustee is a trustee to be diminished so as to prejudice the interests of the Buyer under this Agreement.

14.2 Messrs Parry, Gibbs and Elsdon each undertake to the Buyer that, save with the prior written consent of the Buyer which shall not be unreasonably withheld, during the period ending on (i) 31 December 1998
         (ii) if the Buyer shall have given notice to the Trustees of any Relevant Claim against the Trustees on or prior to such date which satisfies Clause 14.8 below, the date on which the last of such claims shall be settled and satisfied in full:

14.2.1 he will not exercise any right or power vested in him to appoint new or additional trustees of any of the Trusts;

14.2.2 subject always to the provisions of Clause 14.2.1, they shall procure that no person shall be appointed a new or additional trustee of any of the Trusts unless such person shall, prior to the date of the appointment, have entered into a deed of adherence containing a direct covenant and undertaking with the Buyer (on terms satisfactory to the Buyer) to be bound by the provisions of this Agreement as if a party to this Agreement and named herein as one of the Trustees and (except where such new trustee and the Trust to which he is being appointed is resident in the United Kingdom) shall have first delivered to the Buyer a formal written opinion from a reputable firm of solicitors in the relevant jurisdiction or jurisdictions to the effect that the same will not affect the rights (and their enforceability) of the Buyer against or in relation to the Trust (or its trustees) pursuant to this Agreement. If any resigning Trustee or deceased Trustee has not breached any of the provisions of this Agreement the Buyer agrees that the deed of adherence shall provide that the liability of the retiring Trustee or of the deceased Trustee's personal representative shall terminate upon its ceasing to be trustee of the Trust; and

14.2.3 he will not give away or settle in trust any or all of the Consideration that he receives pursuant to this Agreement save that such Consideration may be settled in trust if the trustees of the trust in question shall, prior to the date of the settlement, have entered into a deed of adherence containing a direct covenant and undertaking with the Buyer (on terms satisfactory to the Buyer) to be bound by the provisions of this Agreement as if a party to this Agreement and named herein as one of the Trustees and (except where such trustees and the trust in question is resident in the United Kingdom) shall have first delivered to the Buyer a formal written opinion from a reputable firm of solicitors in the relevant jurisdiction or jurisdictions to the effect that the same will not affect the rights (and their enforceability) of the Buyer against or in relation to that trust (or its trustees) pursuant to this Agreement.

14.3 The Trustees undertake to the Buyer that, save with the prior written consent of the Buyer which shall not be unreasonably withheld, during the period ending on (i) December 1998 or (ii) if the Buyer shall have given notice to the Trustee of any Relevant Claim against the Trustees on or prior to such date which satisfies Clause 14.8 below, the date on which the last of such claims shall be settled and satisfied in full, they will ensure that the net assets held subject to the Trust of which they are trustee shall include short dated bonds, gilts and cash on deposit in a bank or building society account in that Trust's or that Trust's nominee's name of an aggregate value which is equal to the Relevant Limit less such part of the amount outstanding from time to time in the Escrow Accounts as shall equal the Trust in question's proportionate interest in the total amount standing to the credit of the Escrow Accounts at the relevant time (each Trust's proportionate interest in the amount standing to the credit of the Escrow Accounts from time to time shall be equal to such Trust's proportionate interest in the Shares at the date hereof) and any amount distributed from the Trust as is permitted by Clause 14.1.3 above.

14.4 If any such assets are held in foreign currency or are denominated in foreign currency, then the value of such assets for the purposes of Clauses 14.1 and 14.3 shall be established by converting the same into Pounds Sterling at the spot rate offered at 12 noon on the day in question by The Royal Bank of Scotland plc for transactions of the relevant size.

14.5 Each of the Trustees hereby undertakes to the Buyer to provide the Buyer with such information concerning the Trusts and the assets held by them as the Buyer may from time to time reasonably require for the purposes only of monitoring and enforcing compliance with the provisions of sub-clauses 14.1.3, 14.1.4 and 14.3.

14.6 The undertakings of the Trustees contained in this Clause 14 are given by the Trustees severally in relation to each Trust.

14.7     The "Relevant Limit" for each of the Trusts shall be as set out below:-

                                                                      pound sterling
                                                                      --------------
         Parry Trust                                                     614,319
         Gibbs Trusts                                                    418,106
         Elsdon Trust                                                    409,546

         Provided that (i) the "Relevant Limit" for each of the Trusts shall be increased from time to time immediately following any release of monies from the Escrow Accounts by an amount which is equal to the amount of principal (and not interest) which is released to such trust from those accounts and (ii) if Clause 14.1, 14.2 or 14.3 applies after 31 December 1998, the "Relevant Limit" shall be the genuine pre-estimate by the Buyer of the damages recoverable in respect of the Relevant Claim agreed or determined pursuant to Clause 14.8 below.

14.8 A "Relevant Claim" for the purposes of this Clause 14 shall be a Relevant Claim which the Buyer and the Trustees shall agree is made by the Buyer in good faith and that the amount claimed is a genuine pre-estimate by the Buyer of the damages recoverable in respect of the matter giving rise to the Relevant Claim and if such matters shall not be so agreed the Relevant Claim shall be referred by the Buyer to a Queens Counsel of at least 10 years standing with experience of commercial matters agreed by the Trustees and the Buyer or, in the absence of such agreement within 28 days of the notice of the Relevant Claim as appointed by the President for the time being of the Law Society. Such Queens Counsel shall be instructed to determine whether such claim is made by the Buyer in good faith and what the "Relevant Limit" in respect of such Relevant Claim should be. The determination of such Queen's Counsel shall be binding on the Parties. If the Queens Counsel does determine that the Relevant Claim is made in good faith or that the Buyer's pre-estimate of damages was a genuine pre-estimate of the damages recoverable then his costs and fees shall be borne by the Trustee concerned. If he determines to the contrary, his costs shall be borne by the Buyer.

15       ANNOUNCEMENTS

15.1 Subject to Clause 15.2, no party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the written consent of the Buyer (unless it is the Buyer) and of both Philip Parry and Walter Henry Guest on behalf of the Sellers (which consent may not be unreasonably withheld or delayed).

15.2 Clause 15.1 does not apply to a public announcement, communication or circular:

15.2.1 required by law or a regulation of a stock exchange, if the party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other party; or

15.2.2 made or sent by the Buyer after Completion to a customer, client or supplier of a Group Company informing it of the Buyer's purchase of the Shares; or

15.2.3 made or sent by the Buyer or a Buyer Group Undertaking to comply with or fulfil any federal or state securities law or regulation of or in the United States of America or any State comprised in the United States of America provided that the Buyer or the relevant Buyer Group Undertaking shall have, if practicable, first consulted and taken into account the reasonable requirements of both Phil Parry and Walter Henry Guest on behalf of the Sellers.

16       COMPETITION

         If there are provisions of this Agreement (or of an agreement or arrangement of which it forms part) by virtue of which particulars of this Agreement (or of an agreement or arrangement of which it forms part) are, at the date of this Agreement, required to be furnished to the Director General of Fair Trading under the Restrictive Trade Practices Acts 1976 and 1977 those provisions do not take effect until the day after those particulars have been furnished.

17       COSTS

         Except where this Agreement provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

18       GENERAL

18.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

18.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

18.3 Save as provided in Clause 7.1 in respect of the Warrantors, and in respect of Clauses 10, 11 and 12, all obligations of the Sellers under or in connection with this Agreement shall be several.

18.4 Any reference in the Agreement to the Sellers having access to the Managers shall operate to limit the access of the Sellers to only those persons except that it shall not operate to prevent the Sellers who are also Managers from having such access to such employees of the Group as is necessary for the fulfilment of their respective executive functions in the Group.

18.5 This Agreement supersedes the exclusivity letters dated 10 October 1997 (as amended by a letter dated 24 October 1997) and 20 November 1997 from The Scotts Company to certain of the Sellers and the Parties agree that the undertakings set out on those letters are terminated with effect from the date of this Agreement. The terms, conditions and acknowledgements set out in those letters shall not have any affect on the construction of this Agreement or limit the Parties' rights, obligations and remedies pursuant to or in connection with this Agreement.

19       ENTIRE AGREEMENT

19.1 This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement. Each of the Sellers waives any and all rights of pre-emption over the Shares and the Minority Shares including, without limitation, any right conferred on him or held by him by virtue of the Company's Articles of Association or by express agreement.

19.2 The Buyer acknowledges that it has not relied on or been induced to enter into this Agreement by a representation other than those set out in this Agreement and the Minority Shareholders Agreement.

19.3 The Sellers are not liable to the Buyer (in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) for a representation that is not set out in this Agreement.

19.4 Clause 19 does not affect the Sellers' liability in respect of a fraudulent misrepresentation.

20       ASSIGNMENT

20.1 Subject to Clause 20.2, a party may not assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement.

20.2 The Buyer may assign or transfer all or any of its rights or obligations under this Agreement to a Group Company, provided that if such an assignee or transferee shall cease to be, in relation to the Buyer, a Group Company at any time, the assignee or transferee shall immediately assign or transfer its rights to a company which is, in relation to the Buyer, a Group Company.

21       NOTICES

21.1 A notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (or air mail if overseas) or by fax to the party due to receive the notice or communication, at its address set out in this Agreement or another address specified by that party by written notice to the other.

21.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

21.2.1 if delivered personally, when left at the address referred to in Clause 21.1;

21.2.2   if sent by mail except air mail, two days after posting it;

21.2.3   if sent by air mail, six days after posting it; and

21.2.4   if sent by fax, on completion of its transmission.

22       GOVERNING LAW AND JURISDICTION

22.1     This Agreement is governed by English law.

22.2 The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

22.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

22.4 Process by which any Proceedings are begun in England may be served on the Sellers or the Buyer by being delivered in accordance with Clause
         21. Nothing contained in this Clause 22.4 affects the right to serve process in another manner permitted by law.

23       COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

                                   SCHEDULE 1
                                     PART 1
                       THE SELLERS AND THEIR SHAREHOLDINGS

NAME AND ADDRESS                      NO. OF          NO. OF           NO. OF             CASH               CASH      NOMINAL VALUE
                                     ORDINARY        DEFERRED        PREFERENCE      CONSIDERATION FOR   CONSIDERATION       OF
                                      SHARES          SHARES           SHARES         ORDINARY SHARES     FOR DEFERRED CONSIDERATION
                                                                                       RECEIVABLE AT        SHARES       LOAN STOCK
                                                                                        COMPLETION       RECEIVABLE AT     POUND
                                                                                      (EXCLUDING ALL      COMPLETION      STERLING
                                                                                      ESCROW MONIES)    (EXCLUDING ALL
                                                                                                        ESCROW MONIES)
PRUDENTIAL NOMINEES LIMITED PAC                0               0       1,369,829               0               0               0
ACCOUNT
142 Holborn Bars
London
EC1N 2NH

PRUDENTIAL NOMINEES LIMITED PSPS          40,574          25,639         479,440       1,829,185               1               0
ACCOUNT
142 Holborn Bars
London
EC1N 2NH

PRUDENTIAL NOMINEES LIMITED USV           40,574          25,639         479,440       1,829,185               1               0
ACCOUNT
142 Holborn Bars
London
EC1N 2NH

PRUDENTIAL NOMINEES LIMITED BWV           17,389          10,988         205,474         783,936               1               0
ACCOUNT
142 Holborn Bars
London
EC1N 2NH

PRUDENTIAL NOMINEES LIMITED               12,203           7,711               0         139,366               1         410,772
HOLBORN ACCOUNT
142 Holborn Bars
London
EC1N 2NH

PRUTEC LIMITED                           115,927          73,254               0       5,226,272               1               0
142 Holborn Bars
London
EC1N 2NH

NAME AND ADDRESS                      NO. OF          NO. OF           NO. OF             CASH               CASH      NOMINAL VALUE
                                     ORDINARY        DEFERRED        PREFERENCE      CONSIDERATION FOR   CONSIDERATION       OF
                                      SHARES          SHARES           SHARES         ORDINARY SHARES     FOR DEFERRED CONSIDERATION
                                                                                       RECEIVABLE AT        SHARES       LOAN STOCK
                                                                                        COMPLETION       RECEIVABLE AT     POUND
                                                                                      (EXCLUDING ALL      COMPLETION      STERLING
                                                                                      ESCROW MONIES)    (EXCLUDING ALL
                                                                                                        ESCROW MONIES)

THE SEARS PENSION PLAN BY THE             17,389          10,988         205,474         783,936               1               0
CHASE MANHATTAN BANK NA
Woolgate House
Coleman Street
London
EC2P 2HD

HSBC EQUITY LIMITED                       69,731          44,062         782,758       3,143,619               1               0
Vintners Place
68 Upper Thames Street
London
EC4V 3BJ

CANDOVER INVESTMENTS PLC                  13,249           8,372         156,551         597,296               1               0
20 Old Bailey
London
EC4M 7LN

CANDOVER TRUSTEES LIMITED                    697             441               0          31,436               1               0
20 Old Bailey
London
EC4M 7LN

CANDOVER PARTNERS LIMITED AS              71,126          44,944         798,413       3,206,523               1               0
GENERAL PARTNER OF CANDOVER 1991
LEAD INVESTORS LIMITED PARTNER
20 Old Bailey
London
EC4M 7LN

NAME AND ADDRESS                      NO. OF          NO. OF           NO. OF             CASH               CASH      NOMINAL VALUE
                                     ORDINARY        DEFERRED        PREFERENCE      CONSIDERATION FOR   CONSIDERATION       OF
                                      SHARES          SHARES           SHARES         ORDINARY SHARES     FOR DEFERRED CONSIDERATION
                                                                                       RECEIVABLE AT        SHARES       LOAN STOCK
                                                                                        COMPLETION       RECEIVABLE AT     POUND
                                                                                      (EXCLUDING ALL      COMPLETION      STERLING
                                                                                      ESCROW MONIES)    (EXCLUDING ALL
                                                                                                        ESCROW MONIES)

CANDOVER PARTNERS LIMITED AS              15,340           9,694         172,207         691,583               1               0
GENERAL PARTNER OF CANDOVER 1991
UK LIMITED PARTNERSHIP
20 Old Bailey
London
EC4M 7LN

CANDOVER PARTNERS LIMITED AS               4,183           2,644          46,966         188,600               1               0
GENERAL PARTNER OF CANDOVER 1991
US LIMITED PARTNERSHIP
20 Old Bailey
London
EC4M 7LN

3i GROUP PLC                              43,582          27,539         489,224       1,964,772               1               0
91 Waterloo Road
London SE1 8XP

NATWEST VENTURES INVESTMENTS              43,582          27,539         489,224       1,964,772               1               0
LIMITED
135 Bishopsgate
London
EC2M 3UR

PHILIP PARRY                              23,029               0               0          19,500               0         923,643
Strawberry Hill
Pembroke Road
Framlingham
Suffolk

MRS L PARRY                                8,029               0               0          20,000               0         308,824
Strawberry Hill
Pembroke Road
Framlingham
Suffolk

PHILIP PARRY AND LYNNE PARRY              15,000               0               0         614,319               0               0
as trustees of the Parry Trust
Strawberry Hill
Pembroke Road
Framlingham
Suffolk

N W GIBBS                                 27,820               0               0         149,999               0         989,357
August House
Church Road
Bacton
Stowmarket
Suffolk

MRS A GIBBS                                8,029               0               0          30,000               0         298,824
August House
Church Road
Bacton
Stowmarket
Suffolk

NAME AND ADDRESS                      NO. OF          NO. OF           NO. OF             CASH               CASH      NOMINAL VALUE
                                     ORDINARY        DEFERRED        PREFERENCE      CONSIDERATION FOR   CONSIDERATION       OF
                                      SHARES          SHARES           SHARES         ORDINARY SHARES     FOR DEFERRED CONSIDERATION
                                                                                       RECEIVABLE AT        SHARES       LOAN STOCK
                                                                                        COMPLETION       RECEIVABLE AT     POUND
                                                                                      (EXCLUDING ALL      COMPLETION      STERLING
                                                                                      ESCROW MONIES)    (EXCLUDING ALL
                                                                                                        ESCROW MONIES)
N W GIBBS AND A GIBBS                       10,209               0               0         247,733               0         170,373
as trustees of the Gibbs Trusts
August House
Church Road
Bacton
Stowmarket
Suffolk

P J ELSDON                                  28,029               0               0          13,000               0       1,134,916
93 Constable Road
Ipswich
Suffolk
IP4 2XA

MRS B ELSDON                                 8,029               0               0          30,000               0         298,824
93 Constable Road
Ipswich
Suffolk
IP4 2XA

P J ELSDON AND B ELSDON                     10,000               0               0         409,546               0               0
as trustees of the Elsdon Trust
93 Constable Road
Ipswich
Suffolk
IP4 2XA

FAIRMOUNT TRUSTEE SERVICES LIMITED          11,826               0               0         484,329               0               0
as trustee for the time being of
the Levington Unapproved Pension
Fund

                                         ---------       ---------       ---------       ---------       ---------       ---------
TOTAL                                      655,546         319,454       5,675,000       24,398,907             14       4,535,533

                                     PART 2
                  MINORITY SHAREHOLDERS AND THEIR SHAREHOLDINGS

NAME AND ADDRESS                                              NO. OF
                                                         ORDINARY SHARES
R BARNARD                                                      1400
6 Pytches Close
Melton Woodbridge
Suffolk
IP12 1SE

R DANIELS                                                     1,400
Hammerand
Red House Farm
Bawdsey
Suffolk
IP12 3AN

N DUNHAM                                                      1,400
19 Wellclose Square
Framlingham
Suffolk
IP13 9DT

D HIGGINS                                                     1,400
42 Anglesea Road
Ipswich
Suffolk
IP1 3PP

A HOLMES                                                      1,400
15 Phillips Crescent
Needham Market
Suffolk
IP6 8TF

S HOLTON                                                      1,400
Chestnut House
Mill Green
Edwardstone
Sudbury
CO10 5PY

NAME AND ADDRESS                                              NO. OF
                                                         ORDINARY SHARES
J LLEWELLYN                                                   1,400
120 Bell Lane
Kesgrave
Suffolk
IP5 1JN

A LOMAS                                                       1,400
82 London Road
Ipswich
Suffolk
IP1 2HE

M MORGAN                                                      1,400
3 Jordan Close
Creeting
St Mary
Ipswich

G NOYCE                                                       1,400
2 Quince Close
Brantham
Manningtree
Essex
CO11 1TH

B READER                                                      1,400
27 Coral Drive
Ipswich
Suffolk
IP1 5HP

D SEAGER                                                      1,400
3 Oak Tree Cottages
Brook Road
Aldham
Essex
CO6 3RJ

M SUPPLE                                                      1,400
1 The Oaks
The Street
Thorndon Eye
Suffolk
IP23 7NZ

NAME AND ADDRESS                                              NO. OF
                                                         ORDINARY SHARES
N TEMPLE-HEALD                                                1,400
2 Millers Terrace
Snaith Goole
N Humberside
DN14 9HG

J CROWNE                                                      1,400
10 Athole Gardens
Enfield
Middlesex
EN1 2EW

LEVINGTON TRUSTEES LIMITED                                    4,000
Paper Mill Lane
Bramford
Ipswich
IP8 4BZ
                                                            -------

TOTAL                                                        25,000

                                   SCHEDULE 2

          INFORMATION ABOUT THE COMPANY AND THE SUBSIDIARY UNDERTAKINGS
                               PART 1: THE COMPANY

1        Registered number:                  02906877

2        Date of incorporation:              10 March 1994

3        Place of incorporation:             Companies House, Cardiff

4        Address of registered office:       Paper Mill Lane
                                             Bramford
                                             Ipswich
                                             Suffolk
                                             IP8 4BZ

5        Type of company:                    Private company limited by shares

6        Authorised share capital:           pound sterling 66,750 divided into
                                             175,000 ordinary shares,
                                             825,000 'A' ordinary shares and
                                             5,675,000 preference shares.

7        Issued share capital:               175,000 ordinary shares of 1p
                                             each, 825,000 convertible
                                             cumulative participating preferred
                                             "A" ordinary shares of 1p each and
                                             5,675,000 redeemable cumulative
                                             preference shares of 1p each.

8        Directors:                          Peter John Elsdon
                                             Norman William Gibbs
                                             Walter Henry Guest
                                             Philip David Parry
                                             Stephen Arthur Roberts

9        Secretary:                          Peter John Elsdon

10       Accounting reference date:          30 June

11       Auditors:                           Coopers & Lybrand

12       Tax residence:                      United Kingdom

13       VAT registration no.:               637919007

                       PART 2: THE SUBSIDIARY UNDERTAKINGS

LEVINGTON HORTICULTURE LIMITED

1        Registered number:                  2924130

2        Date of incorporation:              29 April 1994

3        Place of incorporation:             Companies House, Cardiff

4        Address of registered office:       Paper Mill Lane
                                             Bramford
                                             Ipswich
                                             Suffolk
                                             IP8 4BZ

5        Type of company:                    Private company limited by shares

6        Authorised share capital:           pound sterling 1,000,000 divided
                                             into 1,000,000 shares of pound
                                             sterling 1 each

7        Issued share capital:               999,999 ordinary shares of pound
                                             sterling 1 each

8        Percentage owned by the Company:    100%

9        Directors:                          Peter John Elsdon
                                             Norman William Gibbs
                                             Philip David Parry

10       Secretary:                          Peter John Elsdon

11       Accounting reference date:          30 June

12       Auditors:                           Coopers & Lybrand

13       Tax residence:                      United Kingdom

14       VAT registration no:                637919007

                       PART 2: THE SUBSIDIARY UNDERTAKINGS

LEVINGTON TRUSTEES LIMITED

1        Registered number:                  2930421

2        Date of incorporation:              18 May 1994

3        Place of incorporation:             Companies House, Cardiff

4        Address of registered office:       Paper Mill Lane
                                             Bramford
                                             Ipswich
                                             Suffolk
                                             IP8 4BZ

5        Type of company:                    Private company limited by shares

6        Authorised share capital:           pound sterling 100 divided into 100
                                             shares of pound sterling 1 each

7        Issued share capital:               2 ordinary shares of pound
                                             sterling 1 each

8        Percentage owned by the Company:    100%

9        Directors:                          Peter John Elsdon
                                             Norman William Gibbs
                                             Philip David Parry
                                             Walter Henry Guest

10       Secretary:                          Peter John Elsdon

11       Accounting reference date:          30 June

12       Auditors:                           None - dormant company

13       Tax residence:                      United Kingdom

14       VAT registration no:                None - dormant company

                       PART 2: THE SUBSIDIARY UNDERTAKINGS

MURPHY HOME & GARDEN LIMITED

1        Registered number:                  3013779

2        Date of incorporation:              25 January 1995

3        Place of incorporation:             Companies House, Cardiff

4        Address of registered office:       Paper Mill Lane
                                             Bramford
                                             Ipswich
                                             Suffolk
                                             IP8 4BZ

5        Type of company:                    Private company limited by shares

6        Authorised share capital:           pound sterling 1,000 divided into
                                             1,000 shares of pound
                                             sterling 1 each

7        Issued share capital:               2 ordinary shares of pound
                                             sterling 1 each

8        Percentage owned by the Company:    100%

9        Directors:                          Peter John Elsdon
                                             Norman William Gibbs
                                             Philip David Parry

10       Secretary:                          Peter John Elsdon

11       Accounting reference date:          30 June

12       Auditors:                           Coopers & Lybrand

13       Tax residence:                      United Kingdom

14       VAT registration no:                None - dormant company

                                   SCHEDULE 3
                 ITEMS FOR DELIVERY BY THE SELLERS AT COMPLETION

1 Executed transfer(s) in respect of the Shares to the Buyer or its nominee(s) and the share certificate(s) for the Shares.

2 The common seal (if any) of each Group Company and each register, minute book and other book required to be kept by each Group Company under the Act made up to the date of Completion and each certificate of incorporation and certificate of incorporation on change of name for each Group Company.

3 Share certificates for all issued shares in the capital of each Subsidiary Undertaking held by the Company.

4 A copy of a letter in the agreed form marked 2 to each Group Company from its auditors.

5 A letter executed as a deed in the agreed form marked 1 from Norman William Gibbs, Walter Henry Guest, Philip David Parry and Stephen Arthur Roberts in each case resigning their respective offices as directors of members of the Group and from Peter Elsdon resigning from his office as secretary to each member of the Group (with effect from the end of the meeting held pursuant to Clause 4.4) and acknowledging that, save as provided therein, the writer has no claim against the Company or a Subsidiary for compensation for loss of office or otherwise.

6        The title deeds to, and Certificates in respect of, the Property.

7 Evidence of the unconditional release by National Westminster Bank plc of all security which it has over any assets or undertakings of any Group Company.

8 A certified copy of a deed in the agreed form marked 8 executed by each of the Sellers and each of the Minority Shareholders terminating the Shareholders Agreement dated 5 July 1994 and made between the Sellers, the Company and Levington Horticulture

         Limited with immediate effect from Completion.

9        The duly executed Directors' Agreements in the agreed form marked 3.

10       Duly executed powers of attorney in the agreed form marked 4.

11 The Minority Shareholders' Agreement in the agreed form marked 11 duly executed by the Minority Shareholders, together with all documents and other items which are required to be delivered to the Buyer by the Minority Shareholders in accordance with its terms on its completion.

                                   SCHEDULE 4
                                   WARRANTIES


1                 DISCLOSED INFORMATION


1.1               RECITALS AND OTHER SCHEDULES

                  The facts set out in Schedules 1 and 2 are true and accurate in all respects.

1.2               THE DISCLOSURE LETTER

                  With the exception of information contained in the copies of the legal agreements referred to in the Disclosure Letter, which copies are true and complete copies of the originals, all information contained or referred to in the Disclosure Letter and any documents annexed to it is true and accurate in all material respects and the Warrantors are not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading in any material respect.

1.3               MEMORANDUM AND ARTICLES OF ASSOCIATION

                  The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true and complete, has embodied in it or annexed to it a copy of every such resolution or agreement as is referred to in Section 380(4) Companies Act 1985 and sets out in full the rights and restrictions attaching to each class of the Company's share capital.

1.4               STATUTORY BOOKS

                  The statutory books (including all registers and minute books) of the Company have been properly kept and contain a complete and accurate record of the matters which should be dealt with in them and no notice or allegation that any of them is incorrect or should be rectified has been received.

1.5               RETURNS

                  All returns, particulars, resolutions and other documents required under the Companies Act 1985 to be delivered on behalf of the Company to the Registrar of Companies or to any other authority whatsoever have been duly and properly made and delivered.

1.6               MATERIAL DISCLOSURE

1.6.1 There are no facts or matters or circumstances relating to the Shares or to the assets, business and affairs of the Company of which the Warrantors are aware which are not disclosed by the Disclosure Letter and which the Warrantors (either individually or collectively) have determined not to disclose to the Buyer which, if disclosed, would, in the reasonable opinion of the Warrantors, qualify any Warranty in a manner or to an extent which might reasonably be expected to affect materially the willingness of the Buyer to purchase the Shares on the terms (including price) of this Agreement.

1.6.2 Subject to the second sentence of this paragraph 1.6.2, all items of information requested by or on behalf of the Buyer by the due diligence requests in the agreed form marked 13 have been supplied and were when supplied, and are, true and accurate in all material respects and not misleading in any material respect. The first sentence of this paragraph shall be construed so as not to include any such information, whether financial or otherwise, which relates to the future performance or activities of the Company.

2                 THE WARRANTORS

2.1               CAPACITY

2.1.1 Each Warrantor has full power to enter into and perform this Agreement and this Agreement constitutes binding obligations of each Warrantor (in all relevant capacities) in accordance with its terms.

2.1.2 The execution and delivery of this Agreement by the Warrantors and the performance of and compliance with its terms and provisions will not:-

                  2.1.2.1 conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which any of them or the Company is a party or by which any of them or the Company is bound or of the Memorandum or Articles of Association of the Company;

                  2.1.2.2 conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court or agency to which any of them or the Company is subject; or

                  2.1.2.3 cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any executive officer or any of Messrs Temple-Heald, Daniels and Higgins to leave their employment with the Company and, so far as the Warrantors are aware, the attitude or actions of customers and suppliers with regard to the Company will not be affected prejudicially thereby.

2.2                WARRANTORS' OTHER INTERESTS

                  No Warrantor or any person connected with any Warrantor has any interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business or any proposed business of the

                  Company.

3                 THE SHARES AND THE COMPANY

3.1               THE SHARES

3.1.1 The Shares, the Preference Shares and the Minority Shares together comprise the whole of the allotted and issued share capital of the Company and all of the Shares, the Preference Shares and the Minority Shares are fully paid or credited as fully paid.

3.1.2 The Shares to be sold under this Agreement by the Warrantors are legally and beneficially owned by such Warrantors free from all liens, charges, equities, encumbrances or interests of any nature whatsoever, or any agreement, arrangement or obligation to create any of the same, in favour of any other person.

3.2               SHARE AND LOAN CAPITAL

                  Save only as provided in this Agreement, there are no agreements or arrangements in force which call for the present or future creation, allotment, issue, transfer, redemption or repayment of, or grant to any person the right (whether exercisable now or in the future and whether conditional or not) to call for the creation, allotment, issue, transfer, redemption or repayment of, any share or loan capital of the Company (including by way of option or under any right of conversion or pre-emption).

3.3               COMPANY RESOLUTIONS

                  Neither the Company nor any class of its members has since the date of incorporation of the Company passed any Resolution (other than Resolutions relating to business at Annual General Meetings which was not special business).

3.4               SUBSIDIARIES AND SUBSIDIARY UNDERTAKINGS

3.4.1 The Company does not have, and never has had, any subsidiaries or subsidiary undertakings apart from the Subsidiaries.

3.4.2 The Company is the beneficial owner of the entire issued share capital of each of the Subsidiaries, free from all liens, charges, equities, encumbrances or interests of any nature whatsoever, or any agreement, arrangement or obligation to create any of the same, in favour of any other person.

3.5               ASSOCIATED COMPANIES

                  The Company has no associated companies as defined in SSAP1, as amended by FRS3.

3.6               FOREIGN BRANCHES

                  The Company has no branch, agency, place of business or permanent establishment outside the United Kingdom.

4                 THE ACCOUNTS AND ACCOUNTING RECORDS

4.1               THE ACCOUNTS

                  The Accounts:-

4.1.1             comply with the requirements of the Companies Act 1985;

4.1.2 have been prepared in accordance with all SSAPs and FRSs which were applicable as at the Last Accounting Date or, where there are none, in accordance with accounting principles generally accepted in the United Kingdom as at the Last Accounting Date and on a basis consistent with the two preceding accounting periods;

4.1.3 show a true and fair view of the state of affairs of the Company as at the Last Accounting Date and of its profit or loss for the financial year ended on that date;

4.1.4 save as expressly disclosed in the Accounts, are not affected by any extraordinary, exceptional or non-recurring items; and

4.1.5 make adequate and proper disclosure of all the assets and liabilities (whether ascertained, contingent or otherwise and whether or not quantified or disputed) of the Company as at the Last Accounting Date and make proper provision and/or reserve for all such liabilities.

4.2               STOCK VALUATION

4.2.1 The method of valuing stock and work-in-progress for the Accounts was in accordance with SSAP 9 and, subject to that Standard, was consistent in all material respects with that adopted in the corresponding audited accounts for the preceding two financial periods and has been accepted by the Inland Revenue for taxation purposes.

4.2.2 Proper provision has been made in the Accounts in accordance with SSAP 9 in respect of slow moving, obsolete or redundant stock and work-in-progress and the value attributed to the remaining stock and work-in-progress did not exceed the lower of direct cost or net realisable value at the Last Accounting Date.

4.3               ACCOUNTING RECORDS

                  The accounting records of the Company:-

4.3.1 have at all times been fully and properly kept and are accurate and complete in all material respects and contain records, which are accurate in all material respects, of all matters required by law to be entered in them;

4.3.2             contain or reflect no material inaccuracies or discrepancies;
                  and

4.3.3 give and reflect a true and fair view of the matters which ought to appear in them.

4.4               MANAGEMENT ACCOUNTS

4.4.1 The Management Accounts have been properly prepared in a manner consistent with the basis of preparation of the Completion Accounts as set out in Schedule 8 of this Agreement.

4.4.2 Having regard to the purpose for which the Management Accounts have been prepared, the Management Accounts would not mislead, in any respect which would be likely to be material, a person or persons (having requisite expertise) seeking to assess the financial position of the Company and its Subsidiaries (taken as a whole).

5                 TAXATION

5.1               PROVISION FOR TAXATION

5.1.1             Full provision has been made in the Accounts for taxation.

5.1.2 Proper provision has been made in the Accounts for deferred taxation in accordance with SSAP15 (calculated according to the liability method).

5.1.3 No Relief has been taken into account in reducing or eliminating any provision for taxation which appears in the Accounts or which, but for the presumed availability of such Relief, would have appeared in the Accounts.

5.2               POSITION SINCE LAST ACCOUNTING DATE

                  Since the Last Accounting Date:

5.2.1 the Company has not been involved in any transaction which has given or may give rise to a liability on the Company (or would have given rise or might give rise to such a liability but for the availability of any Relief) other than taxation of the Company arising from transactions entered into by it in the ordinary course of its trading or in the ordinary course of acquiring or disposing of capital assets;

5.2.2 no payment of an income nature has been made by the Company which will not be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of the Company or in computing the corporation tax or corresponding tax chargeable on it except for expenditure on the acquisition of any asset held otherwise than as stock, or expenditure on entertaining customers and suppliers or on the hiring of expensive motor cars within section 35(2) of the Capital Allowances Act 1990 or the payment of taxation, such expenditure not being materially greater than the level of disallowable expenditure in previous years;

5.2.3 no disposal has taken place or other event occurred which has given or may give rise to a liability to taxation which, if such disposal or event had been planned or predicted at the Last Accounting Date, should have reflected in the provision for deferred taxation contained in the Accounts; and

5.2.4 no accounting period (as defined in section 12 ICTA 1988) of the Company has ended as referred to in section 12(3) of that Act.

5.3                ADMINISTRATIVE MATTERS

5.3.1 The Company has not at any time been, nor, so far as the Warrantors are aware, does it expect to be, involved in any dispute with, or the subject of any enquiry by any taxation authority (whether of the UK or elsewhere) other than routine enquiries of a minor nature following the submission of computations and returns.

5.3.2 The Company has duly, and within any appropriate time limits, made all returns, given all notices, made all relevant claims for relief from taxation and stamp duty and


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
                  supplied all other information required to be supplied to the relevant taxation authorities; all such information was and remains complete and accurate in all material respects and all such returns and notices and claims were and remain complete and accurate in all material respects and were made on the proper basis and do not, and, so far as the Warrantors are aware , are not likely to, reveal any transactions which may be the subject of any dispute with any taxation authority.

5.3.3 The Company has duly paid all taxation which it has become liable to pay and has not been notified of any liability to pay any penalty, interest, supplement, fine, default surcharge or other payment in connection with any claim for taxation.

5.3.4 No transaction in respect of which any consent or clearance from any taxation authority was required or sought has been entered into or carried out by the Company without such consent or clearance having been properly obtained. Any transaction for which such consent or clearance was obtained has been carried out in accordance with the terms of such consent or clearance and the application in respect of which such consent or clearance was based and at a time when such consent or clearance was valid and effective.

5.3.5 No taxation authority has operated or agreed to operate any special arrangement or practice (being one not based on relevant legislation or published practice) in relation to the affairs of the Company.

5.4               BASE VALUES

5.4.1 If each of the capital assets or pool of assets other than trading stock of the Company were disposed of at Completion for a consideration equal to the book value of that asset or pool in, or adopted for the purpose of, the Accounts, no liability to corporation tax on chargeable gains and no balancing charge under the Capital Allowances Act 1990 (or corresponding tax in any jurisdiction) in relation to any such asset or pool of assets would arise.


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5.4.2             No liability to taxation would arise on the disposal by the
                  Company of any asset other than trading stock acquired since the Last Accounting Date for a consideration equal to the consideration actually given for the acquisition.

5.5               STAMP DUTY ETC.

                  All documents to which the Company is a party and under which the Company has any rights or which form part of the Company's title to any asset owned by it have been duly stamped with the correct amount of stamp duty and any applicable stamp or other duty in respect of such documents have been accounted for and paid.

5.6               VALUE ADDED TAX

5.6.1 The Company is registered for the purposes of value added tax and is not a member of a group of companies for UK or foreign value added tax purposes.

5.6.2 The Company has not been required by the Commissioners of Customs and Excise or equivalent foreign authorities to give security.

5.6.3 The Company has not been subject to any penalty, fine or surcharge in respect of value added tax and has not received any notice of any such penalty, fine or surcharge.

5.6.4 The Company has complied with and observed in all material respects the terms of all other enactments relating to value added tax or any equivalent tax in any jurisdiction and all regulations, orders, notices, provisions and conditions made thereunder ("VAT legislation").

5.6.5 The Company has maintained and obtained complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation.

5.6.6 The Company obtains credit for all input tax paid or suffered by it.


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5.7               DISTRIBUTIONS AND PAYMENTS

5.7.1 The Company has not since its incorporation issued any share capital as paid up otherwise than by the receipt of new consideration (within the meaning of Section 211 ICTA 1988).

5.7.2 The Company has not at any time since its incorporation redeemed, repaid or purchased, or agreed to redeem, repay or purchase, any of its own shares.

5.7.3 No securities (within the meaning of Section 254(1) ICTA 1988) issued by the Company and remaining in issue at the date of this Agreement were issued in circumstances such that the interest payable on those securities falls to be treated as a distribution, nor is the Company under any obligation to make any payments of interest or any annual payments for which no tax relief will be received.

5.7.4 The Company has not made or received any distribution which is an exempt distribution within Sections 213 to 218(1) (inclusive) ICTA 1988.

5.8               EMPLOYEES ETC.

5.8.1 The Company has made all such deductions, withholdings or reductions as it should have made from any remuneration or benefits of any kind paid or provided to employees, subcontractors or workers supplied by agencies in respect of taxation, national insurance or social security contributions and all sums payable by the Company to any taxation authority in respect of such amounts have been, or will before Completion be, paid to the relevant authority within the prescribed time limits.

6                 ASSETS

6.1               TITLE TO ASSETS AND ENCUMBRANCES

6.1.1 Except for trading stock sold by the Company in the ordinary course of its day to day business or for trading stock acquired subject to retention or reservation of title by the supplier or manufacturer of such trading stock as disclosed in the Disclosure Letter,


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
                  all the assets included in the Accounts or acquired after the Last Accounting Date as well as all the assets used in the Company's business:-

                  6.1.1.1 are legally and beneficially owned by the Company free from any mortgage, charge, lien or other encumbrance;

                  6.1.1.2 are not held subject to any agreement for lease, hire, hire purchase or sale on conditional or deferred terms; and

                  6.1.1.3 are in the possession or under the control of the Company.

6.1.2 In respect of any of the items referred to in the preceding paragraph 6.1.1 which are held under any agreement for lease, hire, hire purchase or sale on conditional or deferred terms, there has been no default by the Company in the performance or observance of any of the provisions of such agreements.

6.2                PLANT

                  The plant and machinery, including fixed plant and machinery, and all vehicles, office and other equipment used in connection with the business of the Company are, having regard to their age and normal wear and tear, in good repair and condition and in satisfactory working order, have been regularly and properly maintained and, so far as the Warrantors are aware, are not surplus to the requirements of the Company's business as carried on at the date of this Agreement. The Disclosure Letter sets out details of, (i) equipment and machinery breakdowns since the Last Accounting Date, (ii) insurance claims which have been or are due to be made in respect of interruptions to normal business arising from such breakdowns and (iii) budgeted and actual expenditure since the Last Accounting Date in respect of the maintenance of plant and machinery.


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
6.3               STOCK

6.3.1 The Company's stock, subject only to processing and packaging in the normal course of business, is capable of being converted into finished products which are capable at the date of this Agreement of being sold by the Company in the ordinary course of its business in accordance with its current price list without unusual rebate or allowance to a buyer.

6.3.2 As at the date of this Agreement, the Company's finished products, within their existing packaging, are capable of being sold by the Company in the ordinary course of its business in accordance with its current price list without unusual rebate or allowance to a buyer.

6.4               DEBTS

6.4.1 None of the debts recorded in the Accounts or the books of the Company as being due to the Company (less the amount of any specific provision or reserve for such debts made in the Accounts) is subject to any counter-claim or set-off.

6.4.2 No part of the amounts included in the Accounts or (in the case of an amount arising after the Accounts Date) in the books of the Company as due to the Company has been released on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable.

6.5               INTELLECTUAL PROPERTY

6.5.1 For the purposes of this sub-paragraph 6.5, the following expressions shall have the following meanings:-

                  THE BUSINESS: the business of the manufacture and sale of (1) garden and household horticultural and pesticide products to the consumer market, (2) professional

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
                  horticultural products and (3) professional turf-care products together with any other activities carried out by the Company;

                  INTELLECTUAL PROPERTY: patents, petty patents, registered and unregistered trade marks, registered designs (in each case for the full period thereof), applications for any of the foregoing, inventions, confidential information, know-how, business names, trade names, brand names, copyright and rights in the nature of copyright, design rights and get-up and similar rights subsisting in any country;

                  KNOW-HOW: any know-how, industrial information and techniques including, without limitation, drawings, specifications, formulations, test and technical reports, operating and testing manuals, instruction manuals, quality control procedures, packaging procedures and tables of operating conditions and procedures used in the Business at the date hereof;

                  REGISTERED IP: all Intellectual Property the subject of a registration or application for registration used in the Business;

                  TRADE NAMES: all trade names used in the Business.

6.5.2 The products as manufactured, produced and/or sold by or for the Company and the manner in which the Business has been conducted by the Company from 5 July 1994 do not (and at the relevant time did not) infringe any Intellectual Property owned by any third party and the manufacture and production of such products and the conduct of the Business as at the date hereof by the Company following Completion will not to the Warrantors' knowledge infringe any Intellectual Property owned by any third party.

6.5.3 The particulars of the Registered IP and the Trade Names listed in Parts I and II respectively of Schedule 7 are full and accurate. Where the Company is indicated in Schedule 7 as the registered owner, the Company is the legal and beneficial owner (free from all liens, charges, encumbrances, licences, indulgences and any other third party rights of any nature whatsoever) of that Registered IP and those Trade Names. All Intellectual Property necessary in order effectively to carry on the Business as at the date hereof following Completion is either legally and beneficially owned by the Company or the subject of a subsisting right or licence to the Company to use such rights. The Company has taken all reasonable steps to protect and enforce its Intellectual Property and has not done or omitted to do anything which may invalidate or jeopardise any of it.

6.5.4 No Registered IP of which the Company is the registered proprietor is at the date hereof the subject of any pending proceeding for cancellation or rectification and, so far as the Warrantors are aware, there are no facts or matters which might reasonably be expected to give rise to any such proceedings.

6.5.5 All registration and renewal fees regarding any of the Registered IP of which the Company is the registered proprietor in respect of which fees are payable and due before Completion will have been paid in full on or before Completion.

6.5.6 True copies of any licence, registered user or other rights and any immunity against suit which have been granted by or with the authority of the Company or to the Company in respect of the Intellectual Property have been disclosed and none of the same is the subject of any existing claim since 5 July 1994.

6.5.7 So far as the Warrantors are aware, none of the Intellectual Property disclosed pursuant to sub-paragraph 6.5.3 of which the Company is the proprietor has since 5 July 1994 been infringed by any person. None of the Intellectual Property disclosed pursuant to sub-paragraph 6.5.3 of which the Company is the registered proprietor is the subject of any existing claim by any third party (including any employee) that the Company is not the sole beneficial owner thereof.

6.5.8 The Company has not disclosed to any person any of its Know-How, except where such disclosure was made to employees or otherwise in the normal course of carrying on the Business under suitable obligations of confidentiality.


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6.5.9             No claims have been made by or against the Company since 5
                  July 1994:-

                  6.5.9.1 against or by (as the case may be) any third party concerning Intellectual Property or Know-How owned by the Company or moral rights or, so far as the Warrantors are aware, in respect of Software Systems (as defined in paragraph 6.5.10 of this Schedule) licensed into the Company;

                  6.5.9.2 against or by (as the case may be) any employee of the Company concerning moral rights or employee rights to compensation regarding patents owned by the Company; or

                  6.5.9.3 by way of seeking cancellation or revocation of any Intellectual Property owned by the Company or for a licence of right or otherwise adversely affecting the Company's Intellectual Property;

                  nor are the Warrantors aware of any facts or matters which might give rise to any such claims.

6.5.10 A list of all hardware, software and computer systems (TOGETHER, "SOFTWARE SYSTEMS") used by the Company are contained in the Disclosure Letter. The Software Systems generally have the capacity for processing and storage of data to meet the current needs of the Business.

6.5.11 The Company has sufficient copies of all the manuals, guides, instruction books and technical documents (including any corrections and updates) to ensure the operation, monitoring and use of the Software Systems in use by the Company as at the date hereof;

6.5.12 The Company has adequate procedures for preventing unauthorised access, taking and storing on-site and off-site back-up copies of software and data used by it.


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
6.5.13 No products are at the date hereof manufactured, produced or sold by or for the Company other than those listed in the Disclosure Letter (HEREAFTER "PRODUCTS") and there are no other products for the year 1997/8 in the course of development by or for the Company except as set out in the Disclosure Letter.

6.5.14 All product registrations and other consents required to manufacture, produce and/or sell any Products are in full force and effect and to the Warrantors' knowledge are not liable to variation, cancellation or revocation and full and accurate details of the same have been disclosed in the Disclosure Letter. All data supplied by the Company (and, so far as the Warrantors are aware, that supplied on its behalf) in support of any application for any product registration was full, accurate and not misleading, whether by omission or otherwise.

6.5.15 So far as the Warrantors are aware the Royal Warrant (in the name of Philip David Parry) relating to the Business is not subject to any review by the Lord Chamberlain as a result of which it may be revoked.

6.6               PROPERTIES

6.6.1 All information and material in whatever form and however transmitted provided by the Warrantors or the Company to the Sellers' Solicitors for the purpose of giving the Certificates is true, complete and accurate in all respects and is not misleading and has been given after due and careful enquiry and there is no information, fact or matter which renders or upon its disclosure would render the information and material referred to above untrue, incomplete or inaccurate in any respect. For the purpose of this Warranty 6.6.1, "the Sellers' Solicitors" shall include Messrs Steadman Ramage and Messrs Thorntons in respect of the certificates of title given by those firms and "Certificates" shall include the certificates of title given by those two firms.


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
6.6.2 The Properties comprise the only freehold or leasehold or other real property in any part of the world in which the Group has any interest or which are otherwise or used by the Group.

6.6.3 The Group has no liability whether actual, contingent or prospective or obligation in respect of any property whether freehold, leasehold, licensed or occupied under an informal or undocumented arrangement in any part of the world other than in relation to the Properties including without limitation any liability or obligation to pay rent or other monies or observe or perform covenants or conditions contained in any agreement for lease, lease, licence or other document ancillary or supplemental to a lease or to make payments under or otherwise observe or perform any guarantee or surety whether as primary or secondary obligor or obligation of indemnity or otherwise assume any liabilities of any third party.

7                 EMPLOYEES AND CONSULTANTS

7.1               DIRECTORS

                  The particulars of Directors shown in Schedule 2 are true and complete and no person not named as such in that paragraph is or is held out as a director of the Company.

7.2               PARTICULARS OF EMPLOYEES

7.2.1 The particulars shown in the Schedule of Employees annexed to the Disclosure Letter show all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company and/or any person connected with any such person and include true and complete particulars of all profit sharing, incentive and bonus arrangements to which the Company is a party, whether legally binding on the Company or not, and no person not named in that Schedule is an employee of the Company.


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
7.2.2 Since the Last Accounting Date, no change has been made in the rate of remuneration or the emoluments or pension benefits of any officer, ex-officer or employee of the Company and no change has been made in the terms of engagement of any such officer or employee and no additional officer or employee has been appointed.

7.2.3 No present officer or employee of the Company has given or received notice terminating his employment, except as expressly contemplated under this Agreement.

7.3               SERVICE CONTRACTS

7.3.1 There is not now outstanding any service contract between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation (other than statutory compensation) on one month's notice or, if greater, the period of notice required to be given to employees in accordance with section 86 of the Employment Rights Act 1996 given in either case at any time.

7.3.2 The attention of all employees of the Company has been drawn to such of the terms of their employment as is required by the Employment Rights Act 1996.

7.4               TRADES UNIONS

                  The Company is not a party to any agreement or arrangement with or commitment to any trades union or staff association nor have the Managers received oral or written notification that any of its employees are members of any trades union or staff association. There is no requirement to consult trades unions in relation to the sale or proposed sale of the Shares to the Buyer.

7.5                DISPUTES WITH EMPLOYEES

                  There is no outstanding claim against the Company by any person who is now or has been an officer or employee of the Company or any dispute between the Company and a material number or class of its employees and no payments are required to be made


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
                  by the Company under the provisions of the Employment Rights Act 1996.

7.6               REDUNDANCIES AND TRANSFER OF BUSINESS

                  In the 12 months preceding the date of this Agreement, the Company has not:-

7.6.1 given notice of redundancies to the relevant Secretary of State or started consultations with a trades union under Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with its obligations under Chapter II of Part IV of that Act; or

7.6.2 been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) nor have claims been made under Regulation 11 of these Regulations, nor have Managers received oral or written notification of grounds for such claims being brought.

7.7               CONSULTANTS

                  There is not now outstanding any contract or arrangement to which the Company is a party for the payment to any person or body of any consultancy or like fees.

7.8               EX-GRATIA PAYMENTS

                  Since the Last Accounting Date, no ex-gratia payments have been made by the Company to any officer or employee or former officer or employee of the Company or to their dependants or relatives nor is the Company considering making any such payments.


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7.9               PENSIONS

7.9.1             THE SCHEMES

                  7.9.1.1 Save in respect of the Schemes, neither the Company nor any of the Subsidiaries:-

                                    (a)     has any obligation (whether legally
                                            binding or not) to:-

                                            (i)       pay any pension; or

                                            (ii)      make any other payment on
                                                      or after retirement or
                                                      death or during periods of
                                                      sickness or disability
                                                      (whether of a temporary or
                                                      permanent nature); or

                                            (iii)     otherwise to provide
                                                      "relevant benefits"
                                                      (within the meaning of
                                                      section 612 of the Income
                                                      and Corporation Taxes Act
                                                      1988 ("ICTA"))

                                            to or in respect of any person who
                                            is now or has been an officer or
                                            employee of the Company or spouse or
                                            dependant of such officer or
                                            employee; and

                                    (b)     is a party to or obliged to
                                            contribute to any scheme or
                                            arrangement (including, but not
                                            limited to, a personal pension
                                            scheme as defined in Section 630 of
                                            ICTA 1988) having as its purpose or
                                            one of its purposes the making of
                                            any such payments, or the provision
                                            of any such benefits, as are
                                            mentioned in paragraph 7.9.1.1
                                            above.

                  7.9.1.2 No change in the benefits currently being provided under the Schemes has been announced by the Company or is being considered by it.


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
                  7.9.1.3 No undertaking or assurance has been given to any person who is now, or has been, an officer or employee of the Company or any of the Subsidiaries, or spouse or dependant of such officer or employee, as to the continuance or introduction or improvement of any benefits referred to in this Warranty 7.9.1.

7.9.2             DETAILS OF THE SCHEMES

                  All material details of the Schemes have been disclosed to the Purchaser and complete copies of the following documents relating to each of the Schemes are annexed to or contained in the Disclosure Letter:-

                                    (a)      the trust deeds and rules currently
                                             governing the Schemes;

                                    (b)      any resolutions amending the terms
                                             of the trust deeds and rules or
                                             conferring special or augmented
                                             benefits on any person and details
                                             of all changes made or proposed to
                                             be made to the trust deeds and
                                             rules but which have not yet been
                                             formally documented;

                                    (c)      the latest explanatory booklet and
                                             any subsequent announcements;

                                    (d)      insurance policies;

                                    (e)      the latest trustees' annual report
                                             and accounts;

                                    (f)      any actuarial certificate given in
                                             accordance with Section 12A(6) of
                                             the Pension Schemes Act 1993;

                                    (g)      any actuarial certificate prepared
                                             in accordance with section 57(1)(b)
                                             of the Pensions Act 1995; and

                                    (h)      the latest actuarial valuation and
                                             report and any current draft
                                             actuarial valuation and report and
                                             any subsequent written actuarial
                                             advice or recommendations;

                  7.9.2.2 a full list of active members, deferred pensioners and pensioners of the Schemes and a list of those other employees who would (if service continued) become eligible for membership of the Levington Scheme;

                  7.9.2.3 the names and addresses of the trustees, the administrators, the auditors, the fund managers and the actuary of the Schemes.

                  These documents disclose full particulars of the benefits and entitlements under the Schemes and there is no obligation to provide benefits under the Schemes other than as revealed in such documents and particulars or as required under applicable legislation. All information concerning the Scheme or any other payments or benefits referred to in Warranty 7.9.1 which has been made available to the Purchaser or its advisers on or before the date of this Agreement is, in all material respects, true, complete, accurate and fairly presented.

7.9.3             EXEMPT APPROVED SCHEME

                  The Levington Scheme is an "exempt approved scheme" (within the meaning of Chapter I of Part XIV of ICTA 1988). There is no reason why approval of the Levington Scheme by the Board of Inland Revenue should be withdrawn. So far as the Warrantors are aware, no event or transaction has taken place in relation to the Levington Scheme whose validity is dependent on the approval of the Inland Revenue without such approval having been obtained.


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
7.9.4             CONTRACTING OUT

                  The Company holds or is named in an appropriate contracting-out certificate in respect of the Levington Scheme as defined in Section 7 of the Pension Schemes Act 1993. So far as the Warrantors are aware there is no reason why such certificate might be cancelled varied or surrendered. The Disclosure Letter sets out the basis on which the Scheme has contracted out and any changes to that basis since the Scheme was established. The trustees of the Levington Scheme have re-elected to contract-out of the State Earnings Related Pension Scheme in respect of post 6 April 1997 service under the Levington Scheme and all relevant documentation and certification has been completed in relation to such re-election.

7.9.5             SEX DISCRIMINATION

                  Save insofar as inequalities arise from the fact that the Levington Scheme was contracted out on a GMP basis prior to 6 April 1997, the provisions of the Schemes have never discriminated between male and female members whether directly or indirectly as regards eligibility, the rate of contributions, the amount of any benefits provided or the date on or from which such benefits will or may be provided.

7.9.6              INSURED BENEFITS

                  All benefits (other than a refund of members' contributions with interest where appropriate) payable under the Scheme on death before normal pension age, in respect of any person whilst in an employment to which the Scheme relates, are fully insured. All premiums payable under the relevant insurance policies have been paid. Details of the premiums payable for such insurance are contained in the Disclosure Letter.

7.9.7             PRINCIPAL EMPLOYER AND SOLE PARTICIPATOR

                  The Company is the principal employer for the purposes of the Levington Scheme. Levington Horticulture Limited also participates in the Levington Scheme. Levington Horticulture Limited is the principal employer for the purposes of the Levington Fund.

7.9.8             TERMINATION OF LIABILITY

                  The liability of the Company to contribute to the Levington Scheme can be terminated by the Company without the consent of any person.

7.9.9             RATE OF CONTRIBUTIONS

                  There is contained in or annexed to the Disclosure Letter a statement of the amounts and rate of contributions to the Schemes since the Schemes were established and a copy of the current schedule of contributions prepared under the Pensions Act 1995 (if any). There has been no alteration to the rate of contributions to the Schemes or the method of calculating the amount to which that rate of contributions is applied since the Schemes were established. Actuarial advice has been taken on the funding of the Schemes and employer contributions have at all times been paid at the rates recommended by the actuary.

7.9.10            PAYMENT OF CONTRIBUTIONS AND EXPENSES

                  Contributions to the Schemes are paid in accordance with the Schemes' trust deeds. All contributions to and taxes and expenses relating to the Schemes which have fallen due for payment (whether in accordance with the schedule of contributions or the provisions of the Schemes or otherwise) have been paid.

7.9.11            TRANSFER PAYMENTS

                  There are no outstanding transfer payments due to or from either of the Schemes


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                  except for individual transfer payments in the course of
                  ordinary scheme administration.

7.9.12            DEBT ON EMPLOYER

                  The Company has no current liability under section 59, 60 or 75 of the Pensions Act 1995 or otherwise to make any payment to the Levington Scheme or any other retirement benefits scheme to which the Company has contributed prior to Completion.

7.9.13            CLOSURE AND WINDING UP

                  Neither of the Schemes has been closed to new entrants. No event has taken place which has resulted or will or, so far as the Warrantors are aware, may result in the commencement of the winding up of the Schemes (or any part of them).

7.9.14            INDEPENDENT TRUSTEE

                  No event has occurred which has resulted or will result in an independent trustee being appointed in respect of the Levington Scheme under Section 119 of the Pension Schemes Act 1993.

7.9.15            DISCRETIONARY PRACTICES

                  No discretion or power under the Schemes has ever been exercised:-

                  (a)      to increase pensions in payment;

                  (b) to provide enhanced or new benefits in relation to any employee or officer currently in the service of the Company, or in relation to any other employee or officer since the Schemes were established;


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                  (c)      to admit to membership of the Schemes any person who
                           did not fulfil the eligibility requirements of the Schemes (as set out in the documents disclosed to the Purchaser);

                  (d) to make a special contribution to the Schemes to secure additional benefits for any person under the Schemes.

                  There is no arrangement (whether legally binding or not) to provide enhanced or new benefits in a given set of circumstances (by way of example, but without limitation, on employees retiring from service at the request of the Company or in the event of them, or those of them who are over a specified age, being made redundant) and the Company is not considering implementing any such arrangement.

7.9.16            FUNDING

                  The total amount or value of the funds as at Completion subject to the trusts of the Levington Scheme is equal to or exceeds, and does not fall short of, the total liabilities (actual, contingent or prospective) as at Completion in respect of benefits payable or to be payable to members or past members of the Levington Scheme in respect of service up to Completion, such liabilities being calculated on the basis of actuarial and financial assumptions set out in the last actuarial valuation of the Levington Scheme.

7.9.17            REFUNDS TO EMPLOYERS

                  No repayment of assets or monies of the Schemes has been or is proposed to be made by the trustees of the Schemes to any employer participating in the Schemes.

7.9.18            LITIGATION

                  So far as the Warrantors are aware, there is no dispute with regard to the benefits payable under the Schemes or any other payments or benefits referred to in Warranty 7.9.1. No legal proceedings in connection with the Schemes are pending, threatened or expected, and so far as the Warrantors are aware there is no fact or circumstance likely to give rise to any such proceedings. For these purposes legal proceedings includes a complaint to the Pensions Ombudsman and any complaint or report to or action instigated by the Occupational Pensions Regulatory Authority. The trustees of the Schemes have established an internal disputes resolution procedure as required by the Pensions Act 1995 and that procedure has been followed for all relevant disputes.

7.9.19            SCHEME ADMINISTRATION

                  So far as the Warrantors are aware, the Schemes have at all times complied in all material respects with and been administered in accordance with the provisions governing them and all applicable laws and regulations, including the requirements of the Inland Revenue for continued approval as an exempt approved scheme or the Department of Social Security for continued eligibility for contracting-out of the State Scheme, and of trust law. Records and minutes of meetings of the trustees of the Schemes have been properly and accurately maintained at all times. All advisers to the Levington Scheme have been properly appointed as required by the Pensions Act 1995. No fines, penalties or other sanctions have been imposed on the Company, the trustees of the Levington Scheme or any person who has at any time been a trustee of the Schemes under the Pensions Act 1995.

7.9.20            SCHEME INVESTMENTS

                  The trustees of the Levington Scheme have prepared a written statement of investment principles as required by the Pensions Act 1995 and a copy is annexed to the Disclosure Letter. A list of the investments held for the Levington Fund is annexed to the Disclosure Letter. So far as the Warrantors are aware, the trustees of the Scheme have good title to those investments and are not aware of any challenge to the trustees' title to those investments. The Schemes holds no securities issued by, properties leased to or occupied by, and has made no loans which are at the date hereof outstanding to the Company or any other employer who participates in the Scheme and there are no charges over any of the assets of the Scheme. So far as the Warrantors are aware, there is no dispute with the Inland Revenue relating to the income or gains of the Schemes (including any claim on the part of the Inland Revenue that the trustees of the Schemes are engaged in trading or that they are not entitled to reclaim any tax deducted at source).

7.9.21            SCHEME REGISTRATION

                  The Levington Scheme has been properly registered and the correct levy paid.

7.9.22            TRUSTEES

                  The Company and the trustees of the Levington Scheme have complied with the appropriate provisions of Sections 16-21 of the Pensions Act 1995 and related regulations relating to Member-Nominated Trustees or Member-Nominated Directors. The Warrantors have disclosed to the Purchaser details of the procedures followed to comply with those provisions.

7.9.23            INDEMNITIES

                  The Company has not indemnified the trustees of the Schemes or anyone else against any liabilities of whatsoever nature in connection with the Schemes. The trustees of the Schemes have not indemnified or given any undertakings to any person (including for the avoidance of doubt the Board of Inland Revenue) in connection with the Schemes.

7.9.24            OVERSEAS EMPLOYEES AND SCHEMES

                  No member of the Schemes is resident outside the United Kingdom. The Company does not participate in any retirement benefit scheme or similar arrangement established under or regulated by the laws of any jurisdiction outside the United Kingdom.


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
7.9.25            THE LEVINGTON FUND

                  The Levington Fund provides only money purchase benefits (within the meaning of section 181 of the Pension Schemes Act
                  1993) to or in respect of its members.

8                 LIABILITIES AND COMMITMENTS

8.1               MATERIAL CONTRACTS

                  As at the date of this Agreement, the Company is not a party to or subject to any agreement, transaction, obligation, commitment, arrangement or liability which:-

8.1.1 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

8.1.2 is likely to result in a trading loss to the Company on completion of performance;

8.1.3 cannot readily be fulfilled or performed by the Company on time without unusual expenditure of money and effort;

8.1.4 involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature;

8.1.5             is a forward contract relating to foreign currency;

8.1.6 involves or is likely to involve the supply of goods by or to the Company the aggregate sales value of which will represent more than five per cent. of the turnover of the Company for its last financial year;

8.1.7 is a contract for services (other than a contract for the supply of electricity, gas or water or normal office services);


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8.1.8             requires the Company to pay any commission, finders' fee,
                  royalty or the like;

8.1.9 restricts the Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit;

8.1.10 is an agreement or arrangement otherwise than by way of bargain at arm's length; or

8.1.11 is otherwise than in the ordinary and proper course of the Company's business.

8.2               DEFAULTS

8.2.1 So far as the Warrantors are aware, the Company is not in default under any such agreement as is mentioned in paragraph
                  8.1 of this Schedule 4.

8.2.2 So far as the Warrantors are aware (without making any enquiry of third parties) no other party to any such agreement as is mentioned in paragraph 8.1 of this Schedule is in default under such agreement.

8.3               SURETIES

                  No person apart from the Company has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company.

8.4               POWERS OF ATTORNEY

8.4.1 There is in force no power of attorney or other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment on its behalf other than the implied or ostensible authority of its employees to enter into routine trading contracts in the usual course of their duties.

8.4.2 The Company has not appointed any agent or distributor in respect of any of its products or services in any part of the world.


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8.5               INSIDER CONTRACTS

8.5.1 There is not outstanding, and there has not at any time since the date of incorporation of the Company been outstanding, any agreement or arrangement to which the Company is a party and in which any Seller or Minority Shareholder, any person beneficially interested in the Company's share capital, any director of the Company or any person connected with any of them is or has been interested, whether directly or indirectly.

8.5.2 The Company is and has not been party to any agreement or arrangement which is not entirely of an arm's length nature.

8.6               DEBTS

                  There are no debts owing by the Company, other than debts which have arisen in the ordinary course of business.

8.7               BORROWINGS AND MORTGAGES

8.7.1 The Company has no borrowings, and has not agreed to create any borrowings, from its bankers or any other source and, in respect of borrowings disclosed in the Disclosure Letter, the Company has not exceeded any limitation on its borrowing contained in its Articles of Association or in any debenture or loan stock deed or other instrument.

8.7.2 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of business) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of the Company is outstanding and there is no agreement or commitment to give or create any.


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
8.7.3 No part of the borrowings or loan capital of the Company is dependent on the guarantee or indemnity of or security provided by any other person.

8.8               THIRD PARTY INDEBTEDNESS

                  The Company is not subject to any option or pre-emption right or party to any guarantee or suretyship or any other similar contractual obligation to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise to be responsible for, any indebtedness of any other person.

8.9               TENDERS ETC

                  No offer, tender or the like is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person.

8.10              TRADE WARRANTIES

8.10.1 The Company has not at any time during the period of 12 months immediately preceding the date of this Agreement taken back or incurred any obligation to take back any goods or products supplied or contracted to be supplied by it or otherwise suffered any financial cost (whether direct or by way of rebate or discount) in relation to its dealings with any customer by reason of a failure on the part of the Company to deliver goods or products in accordance with the requirements of its customers.

8.10.2 The Company has not manufactured, sold or supplied any products which are or were in any material respect faulty or defective or which do not comply with any warranties or representations expressly or impliedly made by the Company or with any applicable regulations, standards and requirements.

8.11              LITIGATION

                  Neither the Company, nor any person for whose acts or defaults the Company may be vicariously liable, is involved in any civil, criminal or arbitration proceedings and no such proceedings are pending or threatened by or, so far as the Warrantors are aware, against the Company and, so far as the Warrantors are aware, there are no facts or circumstances which are likely to lead to any such proceedings.

9                 THE COMPANY'S BUSINESS

9.1               BUSINESS SINCE THE LAST ACCOUNTING DATE

                  Since the Last Accounting Date:-

9.1.1 the Company has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of its business and without any interruption or alteration in the nature, scope or manner of its business;

9.1.2             the Company has not taken any financial facility;

9.1.3 the Company has paid its creditors within the times agreed with such creditors;

9.1.4 save for capital expenditure in accordance with the Capital Expenditure Plan annexed to the Disclosure Letter, the Company has not entered into, or agreed to enter into, any capital commitment nor has it disposed of or realised any capital assets;

9.1.5 no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital or preference capital of the Company has been repaid in whole or part or has become liable to be repaid;

9.1.6 the actual performance of the Company (as disclosed by the Management Accounts) when compared with its budgeted performance from 1 July 1997 (as disclosed in the Disclosure Letter) is in line with the underlying assumptions on which the budgeted performance was devised;

9.1.7 the Capital Expenditure Plan annexed to the Disclosure Letter has been adhered to and there has been no capital expenditure in excess of that provided for in such Plan.

9.2               WORKING CAPITAL

9.2.1 The Company has in the period which commenced on the Last Accounting Date and ended on the date of this Agreement continued to order, forecast and acquire stocks of raw materials and produced finished goods stocks in the ordinary course of business.

9.2.2 The Company's stock of finished goods is sufficient to enable the business of the Company to fulfil all orders made by customers which are required to be fulfilled within seven days of the date of this Agreement.

9.3               GRANTS

                  Full details of all grants and allowances made to the Company in the three financial periods of the Company preceding the Last Accounting Date or since the Last Accounting Date are disclosed in the Disclosure Letter and the Company has not done or failed to do any act or thing which could result in all or any part of such grants or allowances becoming repayable or being forfeited by it.

9.4               COMPLIANCE WITH LAWS

                  The Company is entitled to carry on the business now carried on by it without conflict with any valid right of any person, firm or company and the Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom or, so far as the Warrantors are aware, any foreign country and there is no violation of, or default with respect to, any statute, regulation, order, decree or judgment of any Court or any governmental agency of the United Kingdom or, so far as the Warrantors are aware, any foreign country which may have a material adverse effect upon the assets or business of the Company.

9.5               LICENCES

                  All necessary licences, consents, permits and authorisations (public or private) have been obtained by the Company to enable the Company to carry on its business effectively in the places and in the manner in which such business is now carried on and all such licences, consents, permits and authorisations are valid and subsisting and, so far as the Warrantors are aware, there is no reason why any of them should be suspended, cancelled or revoked.

9.6               INSOLVENCY

9.6.1 No order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up the Company.

9.6.2 No administration order has been made and no petition for such an order has been presented in respect of the Company.

9.6.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or over all or any of its assets.

9.6.4 The Company is not insolvent or unable to pay its debts within the meaning of Section 123 Insolvency Act 1986 nor has it stopped paying its debts as they fall due.

9.6.5 No voluntary arrangement has been proposed under Section 1 Insolvency Act 1986 in respect of the Company.

9.6.6 The Company has not been a party to any transaction at an undervalue as defined in Section 238 Insolvency Act 1986 nor has it given or received any preference as defined in Section 239 Insolvency Act 1986, in either case within the period of two years ending on the date of this Agreement.

9.6.7             No event analogous to the foregoing has occurred in or outside
                  England.

9.6.8             No unsatisfied judgement is outstanding against the Company.

9.6.9 No guarantee, loan capital, borrowed money or interest is overdue for payment.

9.7                FAIR TRADING

9.7.1 No agreement, practice or arrangement carried on by the Company or to which the Company is a party:-

                  9.7.1.1 is or requires to be registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject or any formal enquiry, investigation or proceeding in respect thereof;

                  9.7.1.2 so far as the Warrantors are aware, is proscribed by the Fair Trading Act 1973 or the Competition Act 1980;

                  9.7.1.3 is or has been the subject of any formal enquiry investigation, reference or report under the Fair Trading Act 1973 or the Completion Act 1980;

                  9.7.1.4 so far as the Warrantors are aware, infringes Article 85 of the Treaty of Rome or constitutes an abuse of a dominant position contrary to Article 86 of that Treaty;

                  9.7.1.5 is or has been the subject of any formal enquiry, investigation or proceeding under Articles 85 and 86 of the Treaty of Rome;

                  9.7.1.6 is, by virtue of its terms a "consumer trade practice" within the meaning of Section 13 Fair Trading Act 1973;

                  9.7.1.7 is in material default or in material contravention of any other competition, restrictive trade practice or anti-trust law or legislation applicable in the United Kingdom and not specifically mentioned in this paragraph 9.7; or

                  9.7.1.8 is or has been the subject of any enquiry or proceeding (notified to the Company) of any Court or regulatory authority (located outside the European Union) in relation to any competition restrictive trade practice or anti-trust law applicable outside the European Union.

9.7.2 The Company has not given any undertaking or assurance to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or Court of Justice of the European Community and is not subject to any decision or order made by any of them relating to any matter referred to in this paragraph 9.7.

9.7.3 The Company has not given any undertaking or assurance to any court or regulatory authority (other than those specified in paragraph 9.7.2 above) in relation to any of the matters set out in this paragraph 9.7 and, so far as the Warrantors are aware (but without having made any enquiry of any third party), is not subject to any decision or order made by any such court or regulatory authority in relation to such matters.

9.8               INSURANCES

9.8.1 The Company and all its normally insurable assets are, and at all material times have been, insured to their full replacement or reinvestment value by valid insurances against all the risks against which a prudent business person carrying on a business similar to that carried on by the Company at the date of this Agreement would normally insure (including, without limitation, risks which it is contractually required by a third party to cover, third party risks, trade debts due to the Company, public and employers' liability, consequential loss liability and loss of profits) and the Company has paid all premiums due and has not done or omitted to do anything the doing or omission of which would make any such policy of insurance void or voidable or, so far as the Warrantors are aware, would be reasonably likely to result in an increase in the rate of premiums payable under any such policy.

9.8.2 Where any of the Properties which are leasehold are insured by the landlord under the relevant lease, the interest of the Company is noted on the insurance policy.

9.8.3 The Schedule of Insurances annexed to the Disclosure Letter contains full details of the insurance policies of the Company or in which it has an interest.

9.8.4 No claim is outstanding under any of the policies referred to in paragraph 9.8.3 and, so far as the Warrantors are aware, no fact or circumstance exists which would be reasonably likely to give rise to a claim under any of those policies.

9.9                CUSTOMERS AND SUPPLIERS

9.9.1 During the period of twelve months immediately preceding the date of this Agreement ("the twelve month period"):-

                  9.9.1.1 the Company has not lost any major customer for or supplier of all or any of its products or requirements;

                  9.9.1.2 no major customer has significantly reduced its orders for all or any of the products of the Company;

                  9.9.1.3 there has been no substantial change (apart from normal price changes) in the basis or terms on which any person is prepared to enter into contracts or do business with the Company;

                  and no such loss, reduction or change is anticipated by the Managers or any of them whether as a result of Completion or otherwise.

                  For the purposes of this paragraph 9.9, a "major customer" shall be defined as a customer (including, for the avoidance of doubt, a buying group of garden centres) to whom aggregate sales in the twelve month period were budgeted, as disclosed by the accounting records of the Company, by the Company to equal or exceed pound sterling 300,000 and a "major supplier" shall be defined as a supplier to whom aggregate payment for supplies of raw materials in the twelve month period were budgeted, as disclosed by the accounting records of the Company, by the Company to equal or exceed pound sterling 100,000.

9.9.2 Neither in the financial period ending on the Last Accounting Date nor in the period since then has any person (together with other persons connected with him) purchased from, or sold to, the Company more than ten per cent. of the aggregate amount of all sales or purchases made by the Company during such period and there is no person (together with other persons connected with him) the cessation of business with whom would be likely to have a significant financial effect on the business of the Company.

9.9.3 The Company has no agreement or arrangement with any customer or supplier on terms which are materially different from the Company's standard terms of business, a copy of which is annexed to the Disclosure Letter.

9.10              THE COMPANY'S ACTIVITIES, ETC.

                  None of the activities, contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant.

10                CONSEQUENCES OF SALE OF THE SHARES

10.1              OTHER AGREEMENTS AND OBLIGATIONS

                  Neither the Sellers nor the Company is a party to any agreement or bound by any obligation the terms of which will prevent the Buyer from enjoying the full benefit of this Agreement.

10.2              CHANGE OF CONTROL

                  There are no agreements concerning the Company which in accordance with their respective terms will or are capable of being terminated or the terms of which will or are capable of being varied as a result of a change in the control of the Company or in the composition of the Board of Directors of the Company.

                                   SCHEDULE 5
                    LIMITATIONS ON THE WARRANTORS' LIABILITY


1 No Warrantor is liable in respect of a Relevant Claim unless the amount that would otherwise be recoverable from the Warrantors (but for this paragraph 1) in respect of that Relevant Claim exceeds pound sterling 12,500.

2 No Warrantor is liable in respect of a Relevant Claim unless and until the amount that would otherwise be recoverable from the Warrantors (but for this paragraph 2) in respect of that Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Warrantors have no liability because of paragraph
                  1), exceedspound sterling 350,000 in which event the Warrantors are only liable for amounts in excess of pound sterling350,000.

3 The aggregate total liability of each Warrantor in respect of all Relevant Claims is limited to:-

                           Philip Parry          - pound sterling 943,143
                           Norman Gibbs          - pound sterling 1,139,356
                           Peter Elsdon          - pound sterling 1,147,916
                           Mrs Parry             - pound sterling 328,824
                           Mrs Gibbs             - pound sterling 328,824
                           Mrs Elsdon            - pound sterling 328,824
                           Parry Trust           - pound sterling 614,319
                           Gibbs Trust           - pound sterling 418,106
                           Elsdon Trust          - pound sterling 409,546

                  provided always that the total liability of each Warrantor in respect of all Relevant Claims shall be increased from time to time following any release of monies to such Warrantor from the Escrow Accounts by an amount equal to the amount of principal (and not interest) which is released to such Warrantor from those accounts.

4 A Warrantor is not liable in respect of a Relevant Claim unless the Buyer has given the Warrantor notice of the Relevant Claim (stating in reasonable detail the nature of the Relevant Claim and, if practicable, the amount claimed) on or before, in the case of a Relevant Claim made under paragraph 5 of Schedule 4, the date being the seventh anniversary of Completion and, in the case of all other Relevant Claims, on or before 31 December 1998.

5 A Relevant Claim notified in accordance with paragraph 4 and not satisfied, settled or withdrawn is unenforceable against a Warrantor on the expiry of the period of twelve months starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been issued and served on the Warrantor.

6 A Warrantor is not liable in respect of a Relevant Claim made in respect of a breach of the Warranties set out in paragraph 5 of Schedule 4 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for, (i) a change after the date of this Agreement of legislation, regulation or an increase in the Tax rates or an imposition of Tax, in each case, having retrospective effect or (ii) an act which could reasonably have been avoided or an omission to perform an act which could reasonably have been undertaken, in each case, of the Buyer or (at the direction of the Buyer) any member of the Group after Completion otherwise than in the ordinary course of business of the relevant member of the Group and which the Buyer was aware by reason of a disclosure in the Disclosure Letter in respect of any of the Warranties set out in paragraph 5 of Schedule 4 would give rise to the Relevant Claim in question.

7 A Warrantor is not liable in respect of a Relevant Claim to the extent that the matter giving rise to the Relevant Claim was a liability for which specific allowance, provision or reserve has been made in the Completion Balance Sheet or in the Accounts.

8 The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a Relevant Claim.

9 If a Buyer's Group Undertaking becomes aware of a matter which will give rise to a Relevant Claim the Buyer shall as soon as reasonably practicable thereafter give notice to the Warrantors of the matter and:-

9.1 the Buyer shall and shall ensure that each Buyer's Group Undertaking will take any action and institute any proceedings, give any information and assistance and give reasonable access to the Warrantors and their professional advisers to the premises, relevant assets, documents and records of the Company (which access shall, for the avoidance of doubt, include access to review and to take notes in relation to such documents and records) and to the Managers as the Warrantors may reasonably request in writing in clear and precise terms to dispute, resist, appeal, compromise or defend the matter or to enforce against a person other than a Buyer's Group Undertaking rights against such person in relation to such matter; and

9.2 the Buyer shall not, and shall ensure that no Buyer's Group Undertaking will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Warrantors (not to be unreasonably withheld or delayed), and in each case on the basis and the condition that the Warrantors shall fully indemnify and secure each Buyer's Group Undertaking to the Buyer's satisfaction against any liability, damage, expense or cost (in the case of legal costs being costs before taxation) incurred thereby (but shall not be required to indemnify any Buyer's Group Undertaking to the extent that such liability, damage, expense or cost would not have arisen but for the negligence or wilful default of the Buyer in performing requests made in accordance with paragraph 9.1) PROVIDED ALWAYS THAT the Buyer shall not be obliged to take or procure the taking of any such steps if in the opinion of the Buyer (arrived at in good faith) the taking of such steps would, having regard to all the circumstances, materially adversely affect the legitimate interests of the Buyer or any member of the Group.

10 In the event of a failure of the Warrantors unanimously to agree to take a particular decision or course of action in respect of any of the matters referred to in paragraph 9, the agreement of a majority of the Warrantors in favour of a particular decision or course of action will bind all the Warrantors to take that decision or course of action as if such decision or course of action had been unanimously agreed upon by all the Warrantors.

11.1 If the Warrantors pay to a Buyer's Group Undertaking an amount in respect of a Relevant Claim and a Buyer's Group Undertaking subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant Claim:

11.1.1 if the amount paid by the Warrantors in respect of the Relevant Claim is more than the Sum Recovered, the Buyer shall immediately pay to the Warrantors the Sum Recovered by paying to each Warrantor a proportion of the Sum Recovered which bears the same proportion to the Sum Recovered as the amount paid by that Warrantor in respect of the Relevant Claim bears to the total amount paid by the Warrantors in respect of the Relevant Claim; and

11.1.2 if the amount paid by the Warrantors in respect of the Relevant Claim is less than or equal to the Sum Recovered, the Buyer shall immediately pay to each Warrantor an amount equal to the amount paid by that Warrantor in respect of the Relevant Claim.

11.2 For the purposes of paragraph 11.1, "SUM RECOVERED" means an amount equal to the total of the amount recovered from the other person plus any repayment supplement in respect of the amount recovered from the person under section 825 of the Taxes Act 1988 plus any interest in respect of the amount recovered from the person less all costs incurred by a Buyer's Group Undertaking in recovering the amount from the person.

12 Where the Company or any of the Subsidiaries is insured against the loss or damage suffered by the Company or any of the Subsidiaries forming the basis of a Relevant Claim under the terms of any insurance policy of the Company or any of the Subsidiaries for the time being in force, the Buyer shall procure that the Company or the Subsidiary (as the case may be) shall make a claim under such policy in respect such loss or damage and the provisions of paragraph 11 shall apply in relation to any sums recovered as a result of such claim. Any increase in insurance premiums payable by the Company or the Subsidiaries which is referable to a claim or claims made in respect of such loss or damage shall be regarded as a loss suffered by the Buyer in consequence of the matter and shall be recoverable accordingly.

13 Nothing in Schedule 5 restricts or limits the general obligation of the Buyer's Group Undertaking at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

14 If at any time after the date of this Agreement the Warrantors (acting together) want to insure against liabilities in respect of Relevant Claims, the Buyer shall (at the cost of the Warrantors) provide any information as a prospective insurer may reasonably require before effecting the insurance provided that the provision of such information would not in the reasonable opinion of the Buyer be detrimental to the Buyer.

15 Upon becoming aware of a potential Relevant Claim the Buyer shall, and shall ensure that each Group Company will, not destroy documents, records, correspondence and accounts relevant to the matter which may give rise to such Relevant Claim.

16 The provisions of Schedule 5 do not apply to a Relevant Claim if it is based on a fraudulent misrepresentation by a Warrantor.

                                   SCHEDULE 6
                                  REAL PROPERTY

                                    FREEHOLD

DESCRIPTION (INCLUDING TITLE         EXISTING USE                        GROUP COMPANY
NUMBER)
------------------------------------ ----------------------------------- -----------------------------------

Land and buildings on the east       Offices and car parks, fertiliser   Levington Horticulture Limited
and west sides of Paper Mill         factory and nature reserves
Lane Bramford, Suffolk -
Title No. SK142550



Land at Hillcrest Approach,          Part of property used as            Levington Horticulture Limited
Bramford, Suffolk - Title No.        allotments by unnamed third
SK143179                             parties

Land and buildings on the south      Horticultural research and          Levington Horticulture Limited
east side of Bridge Road,            development
Levington, Suffolk - Title No.
SK143178

Land on the west of Eastertown       Production, storage and carting     Levington Horticulture Limited
Road, Eastertown, Lanarkshire,       away of peat
Scotland - Title No. LAN58915

No. 1 The Lees, Kirkbridge,          Residential                         Levington Horticulture Limited
Cumbria - Title No. CU105977

Cumbria Peat Works and Guard         Processing of peat (currently       Levington Horticulture Limited
House, Low Eskrigg, Near             curtailed).  Storage and carting
Kirkbridge, Cumbria - Title No.      of peat
CU105976

Land at Swinefleet Peat Works,       Manufacture of growing media        Levington Horticulture Limited
Reedness, Humberside - Title No.
HS238269

Land and buildings on the south      Excavation of peat; processing,     Levington Horticulture Limited
side of Stainforth Moor Road,        manufacture, packaging and
Hatfield - Title No. SYK345547       storage of growing media and the
                                     composting of materials for use
                                     in peat alternatives

DESCRIPTION (INCLUDING TITLE
NUMBER)                              EXISTING USE                        GROUP COMPANY
Swinefleet Warping Drain, Thorne     Transport of peat                   Levington Horticulture Limited
Moors, Doncaster - Title No.
SYK345548

Land and buildings on the east       No present use                      Levington Horticulture Limited
side of Ashcott Road, Meare,
Somerset - Title No. ST110671

Land on the east side of             No present use except for           Levington Horticulture Limited
Ashcott Road, Meare,                 access
Somerset - Title No.
ST110485


Land at Woodend Moss and Blackgate   Extracting, stockpiling and         Levington Horticulture Limited
Moss Carnworth, Lanarkshire -        carrying away of peat
Title No. LAN115315 (Application
No. 96LAN 05845 26 March 1996)

                                    LEASEHOLD

DESCRIPTION                    DETAILS OF LEASE               DURATION
                               (DATE AND PARTIES)
------------------------------ ------------------------------ -----------------------------

Land at Little Woolden Moss    23.12.87 between Bridgewater   1 December 1987 to 31
and the peat mill site,        Estates Limited (1) Fisons     December 2002
Irlam, Greater Manchester as   plc (2)
more particularly delineated
on the plans 1 and 2 annexed
to the lease - Unregistered

East Building, Combs           1.2.96 between Webb & Son      16 October 1995 to 15
Tannery, Stowmarket,           (Combs) Limited (1) and        October 1997
Suffolk - Unregistered         Levington Horticulture
                               Limited (2)

Land near 72 mile post,        22.19.94 between Railtrack     From 22.12.94 until
Bramford, Suffolk -            Plc (1) Levington              terminated on 6 months'
adjoining land at Paper Mill   Horticulture Limited (2)       notice by either party
Lane, Bramford - Unregistered

Land at Wedholme Flow,         5.7.94 between Nature          5 July 1994 to 31 December
Cumbria as more particularly   Conservancy Council for        2040
described and comprised in     England ("English Nature")
the lease - Title No.          (1) and Fisons plc (2)
CU106593

Land at Hatfield Moor, South   5.7.94 between English         5 July 1994 to 31 December
Yorkshire as more              Nature (1) and Fisons plc (2)  2025
particularly described and
comprised in the lease -
Title No. SYK346893

Land at Thorne Moor and        5.7.94 between English         5 July 1994 to 31 December
Goole Moor, South Yorkshire    Nature (1) and Fisons plc (2)  2025
as more particularly
described and comprised in
the lease - Title No.
SYK347562


CURRENT ANNUAL RENT AND                               EXISTING USE                     GROUP COMPANY
RENT REVIEW DATE(S)
-----------------------------                         -----------------------------    ------------------------------

pound sterling22,794 plus pound sterling1.54 per      Cutting, stacking and            Levington Horticulture
tonne royalty in excess of                            drying of peat                   Limited
12,000 tonnes per annum.

1 January in each of the
years 1988, 1993 and 1998

pound sterling51,145                                  Warehousing and                  Levington Horticulture
No rent reviews                                       distribution depot               Limited



pound sterling550.67 reviewed 29                      Access and pipe easements        Levington Horticulture
September each year                                                                    Limited



A peppercorn if demanded.                             Harvesting, stockpiling and      Levington Horticulture
No rent reviews.                                      carrying away of peat            Limited




A peppercorn if demanded.                             Harvesting, stockpiling and      Levington Horticulture
No rent reviews                                       carrying away of peat            Limited




A peppercorn if demanded.                             Harvesting, stockpiling and      Levington Horticulture
No rent reviews.                                      carting away of peat.            Limited

                               DETAILS OF LEASE
DESCRIPTION                    (DATE AND PARTIES)             DURATION
Land in the Somerset Levels    5.7.94 between English         5 July 1994 to 31 December
comprised in the lease - Not   Nature (1) and Fisons plc (2)  2000
Registrable

Land at Goole Moors            5.7.94 between English         As to part 5 July 1994 to
comprised in the lease -       Nature (1) and Fisons plc (2)  31 December 2025; as to the
Part Unregistered/Part                                        remainder 5 July 1994 to 4
Registered - Title No.                                        July 2008
HS236626

Land at Wedholme Flow,         11.12.1985 between Frederick   10 years from 1 November
Cumbria and comprised in the   William Phillips (1) and       1985
lease - Unregistered           Cumberland Moss Litter
                               Industry Limited (2)

Land at Eastertown Farm,       2.5.96 and 31.5.96 between     5 years from 14 June 1995
Eastertown, Lanarkshire        Messrs C & C Tenant (1)
                               Levington Horticulture
                               Limited (2)

Strip of land and right of     26.06.95 between Clifford      7 years from 2.02.1994
way at Goole Fields, near      Stephen Backhouse and Robert
Goole, Humberside -            Frederick Backhouse (1) and
Unregistered                   Fisons plc (2)

Peat Lands at Goole Fields,    17.10.94 between George        7 years from 2.02.1994
North Humberside -             Thompson Featherby (1) and
Unregistered                   Fisons plc (2)


Peat Lands at Goole Fields,    17.10.94 between John          7 years from 2.02.1994
North Humberside -             William Featherby (1) and
Unregistered                   Fisons plc (2)


Peat Lands at Goole Fields,    17.10.94 between Ethel         7 years from 2.2.1994
North Humberside -             Backhouse (1) and Fisons plc
Unregistered                   (2)

CURRENT ANNUAL RENT AND
RENT REVIEW DATE(S)                        EXISTING USE                        GROUP COMPANY
A peppercorn if demanded.                  Harvesting, stockpiling and         Levington Horticulture
No rent reviews.                           carrying away of peat.              Limited


A peppercorn if demanded.                  Harvesting, stockpiling and         Levington Horticulture
No rent reviews.                           carrying away of peat.              Limited




pound sterling33,948                       Harvesting, stockpiling and         Levington Horticulture
                                           carrying away of peat.              Limited



pound sterling4,420 (plus VAT)             Stockpiling of peat                 Levington Horticulture
                                           harvested from adjacent             Limited
                                           property.


pound sterling150 per annum                Harvesting, stockpiling and         Levington Horticulture
                                           carrying away of peat;              Limited
                                           rights of way for railway
                                           and vehicles

pound sterling226.31 per annum plus        Harvesting, stockpiling and         Levington Horticulture
pound sterling2.25 per ton of peat         carrying away of peat;              Limited
extracted                                  rights of way for railway
                                           and vehicles

pound sterling260.72 per annum plus        Harvesting, stockpiling and         Levington Horticulture
pound sterling2.25 per ton of peat         carrying away of peat;              Limited
extracted                                  rights of way for railway
                                           and vehicles

pound sterling720.56 per annum plus        Harvesting, stockpiling and         Levington Horticulture
pound sterling2.25 per ton of peat         carrying away of peat;              Limited
extracted                                  rights of way for railway
                                           and vehicles

                               DETAILS OF LEASE
DESCRIPTION                    (DATE AND PARTIES)             DURATION
Peat Lands at Goole Fields,    27.10.94 between The           7 years from 2.2.1994
North Humberside -             Official Custodian for
Unregistered                   Charities and the Governors
                               of Read School Drax (1) and
                               Fisons plc (2)

Strip of land and rights of    17.10.94 between Alfred        7 years from 2.2.1994
way at Goole Fields, North     James Cawkwell (1) and
Humberside - Unregistered      Fisons plc (2)

Strip of land and rights of    10.11.94 between Michael       7 years from 2.2.1994
way at Goole Fields, North     Peter George Dougherty (1)
Humberside - Unregistered      Fisons plc (2)

Peat Lands at Goole Fields,    14.11.94 between Jane          7 years from 2.2.1994
North Humberside -             Tindall (1) and Fisons plc
Unregistered                   (2)


Peat Lands at Goole Fields,    14.11.94 between Andrew        7 years from 02.02.1994
North Humberside -             David Barker, Robin Andrew
Unregistered                   Barker and Robert Simon
                               Barker (1) and Fisons plc (2)

Strip of land and right of     21.12.94 between Winifred      7 years from 02.02.1994
way at Goole Fields, Goole,    Johnson, Clive Johnson and
Humberside - Unregistered      Barrie Everitt (1) and
                               Fisons plc (2)



CURRENT ANNUAL RENT AND
RENT REVIEW DATE(S)                      EXISTING USE                  GROUP COMPANY
pound sterling694.12 per annum plus      Rights of way for railway     Levington Horticulture
pound sterling2.25 per ton of peat       and vehicles                  Limited
extracted



pound sterling225 per annum              Rights of way for railway     Levington Horticulture
                                         and vehicles                  Limited


pound sterling750 per annum              Rights of way for railway     Levington Horticulture
                                         and vehicles                  Limited


pound sterling363.37 per annum plus      Harvesting, stockpiling and   Levington Horticulture
pound sterling2.25 per ton of peat       carrying away of peat;        Limited
extracted                                rights of way for railway
                                         and vehicles

pound sterling419.62 per annum plus      Harvesting, stockpiling and   Levington Horticulture
pound sterling2.25 per ton of peat       carrying away of peat;        Limited
extracted                                rights of way for railway
                                         and vehicles

pound sterling300 per annum              Rights of way                 Levington Horticulture
                                                                       Limited


                                   SCHEDULE 7
                              INTELLECTUAL PROPERTY

                                   SCHEDULE 8
                            COMPLETION BALANCE SHEET


1 The accounting principles, policies, bases, practices and methods to be used in the preparation of the Completion Balance Sheet are as follows:-

1.1 the specific principles, policies, bases, practices and methods detailed in paragraph 3 below; and subject thereto

1.2 the principles, policies, bases, practices and methods consistent with those used in the preparation of the Accounts; and subject thereto

1.3 United Kingdom Generally Accepted Accounting Principles in force at the date of this Agreement ("UK GAAP").

                  FOR THE AVOIDANCE OF DOUBT, PARAGRAPH 1.1 SHALL TAKE PRECEDENCE OVER PARAGRAPHS 1.2 AND 1.3 AND PARAGRAPH 1.2 SHALL TAKE PRECEDENCE OVER PARAGRAPH 1.3.

2 Events and circumstances occurring after 30 November 1997 shall not be taken into account in assessing the value of items to be included in the Completion Balance Sheet, save where expressly required by this Schedule.

3 Reliance on any computer reports referred to is dependent on satisfactory testing by the Buyer's Accountants.

4 Any reference to the budget in this Schedule shall be taken to mean the external budget document entitled 'Final Budget 1997/8' from P D Parry to The Board dated 16 May 1997.

5 The following specific principles, policies, bases, practices and methods shall be used in preparation of the Completion Balance Sheet:-

5.1               STOCK PROVISIONS

                  For finished goods and packaging, the provision is calculated by measuring the stock-turn. Stock-turn is the actual stock at a month end measured against the latest 12 month rolling sales forecast. The month end stock and rolling sales forecast are both provided by the computer system operated by the Company and these are matched in the Company's JBA inventory management system to produce a computer report of stock-turn.

                  Stock provisions for slow moving finished goods and packaging will be made as follows:-

                  -        100% packaging with no forecast sales;

                  -        20% finished goods with no forecast sales;

                  -        20% of packaging with plus one year forecast.

                  Intermediate, raw materials, peat and engineering stores are provided on a specific individual basis.

5.2               PRICE VARIANCE (P/V) IN STOCK

                  Stock is accounted for using standard cost. In order to correct this valuation to actual cost (for all stock other than peat) an adjustment for the variance of standard cost to current purchase prices (P/V) is made.

                  The P/V in stock will be calculated using the method applied in the preparation of the statutory accounts at 30 June 1997.

5.3               FIXED OVERHEADS IN STOCK FOR PEAT AND FINISHED GOODS

                  The starting point will be fixed overheads in stock at 30 June 1997 of (pound sterling) 1,709k. This will be adjusted for a reclassification of certain costs from fixed to variable, a one off downward adjustment of (pound sterling) 122,000 will be made to fixed overheads in stock as at 1 July 1997. A further downward adjustment of (pound sterling) 123,000 will be written off on a time apportioned basis over the year to 30 June 1998.

                  Fixed overheads in stock will also be adjusted as required for monthly sales and production.

5.4               VALUATION OF STOCK

                  Subject to paragraphs 5.1, 5.2 and 5.3 above, all stock will be valued at standard cost (standard costs are those set for 1997/8) other than engineering stores which will be valued at historic cost.

5.5               BAD DEBT PROVISION

                  In view of the credit insurance cover with Trade Indemnity, provision will only be made against specific company debts which are potentially bad and which are not covered by credit insurance. The provision will also include any liability the Group has in respect of excess on the insurance policy for specific company debts which are potentially bad.

                  In calculating the provision there will be no netting of credit balances due to any one customer against amounts due from a separate customer, since any provision made is against specific company debts which are potentially bad.

5.6               CASH DISCOUNT PROVISION

                  This will be calculated by taking the potential value of cash discount that will be allowed on sales invoiced but not yet due for payment. The calculation will apply the effective average monthly cash discount rate experienced in the five months prior to 30 November 1997, (being discount taken compared to sales ledger total balance at month end), to the sales ledger total balance as at 30 November 1997.

5.7               DIRECT DELIVERY ALLOWANCE PROVISION

                  The provision will be calculated from the computer report (third party unpaid invoices report: OEFV5) that details unpaid sales invoices and the value of direct delivery allowances due on those invoices.

5.8               RETRO REBATE AND SALES SUPPORT COSTS

                  The garden product retro rebate and sales support provision is to be calculated on the following basis:

                  - The starting point will be the retro rebate and sales support provision at 30 June 1997.

                  - To this will be added the following: budgeted total rebates and sales support costs for the year to 30 June 1998 apportioned by using the percentage of budgeted sales from 1 July 1997 to 30 November 1997 against budgeted sales for the year to 30 June 1998.

                  - From this will be deducted the actual total rebates and sales support paid to 30 November 1997.

                  - Any amounts paid or agreed to be paid in respect of periods ending on or before 30 June 1997, not provided at 30 June 1997 (net of any amounts paid or agreed to be paid in respect of periods ending 30 June 1997 no longer required), will not be deducted from the provision, rather they will be expensed (credited) in the profit and loss account at 30 November 1997.

5.9                ADVERTISING AND PROMOTIONAL COSTS

                  Advertising support and promotional costs charged to the profit and loss account will be calculated by taking the budgeted expenditure (for the year to 30 June 1998) for such expense and time apportioning it from the period 1 July 1997 to 30 November 1997. If actual costs to 30 November 1997 are less or greater than the figure calculated the difference will be recognised in full as an asset or liability in the Completion Balance Sheet.

5.10               CREDIT NOTE PROVISION

                  A credit note provision of (pound sterling) 44,000 will be carried in the balance sheet to cover all anticipated credit notes at 30 November 1997. This will only be varied for individual credit notes due of greater than (pound sterling) 10,000 each. An additional specific provision may be raised for credit notes issued in respect of stock returned as a result of the sale of extra-free promotional packs. The adjustment in the Completion Balance Sheet will be the net difference between the credit note value and the value of items put back into stock.

5.11               SHAMROCK

                  No provision will be made in the Completion Balance Sheet for any liabilities to customers that are contractually recoverable by the Company from Shamrock as a result of Shamrock's failure to comply with contracted terms.

                  A calculation shall be made of amounts to be provided as falling due to or from Shamrock as a result of contractual terms concerning the total value of purchases for the year ended 31 March 1998. The calculation will be based on actual purchases in the period to 3 January 1998 added to budgeted purchases from 3 January 1998 to 31 March 1998. This total purchase figure will be used to calculated the theoretical amount which will fall due to or from Shamrock in terms of the minimum purchase obligation referred to in the contract with Shamrock which for the purposes of this calculation is agreed at (pound sterling) 6 million. This amount will be reduced pro rata by the number of days from 1 April 1997 to 30 November 1997 divided by 365.

                  If this amount exceeds (pound sterling) 25,000 it will be recognised as an asset or liability as appropriate in the Completion Balance Sheet.

5.12              LEASED CAR RENTALS

                  The prepaid rentals (Pause Rental) paid by the Company for each of its cars for the last three months of each contract will be held in the Completion Balance Sheet as a prepayment. These will be released during the last three months of the life of each contract.

5.13              MAFF LEVY PROVISION

                  The provision will be that as at 30 June 1997 plus relevant sales in the period, 1 July 1997 to 30 November 1997, multiplied by the MAFF levy rate.

5.14              HOLIDAY PAY PROVISION

                  Provision will be made for each operative (qualifying employee) who is due holiday pay based on their historic first year of service. As holiday pay is now paid on the current year this provision is now only paid when a qualifying employee leaves.

5.15              R & D EXPENDITURE

                  All research and development expenditure will be written off as incurred. No provision will be made for research and development costs not incurred at 30 November 1997.

5.16              PENSION COSTS

                  The amortisation of the pensions prepayment as at 30 June 1997 will be time apportioned over the year to 30 June 1998.

                  Any surplus or deficit arising from the pension fund actuarial valuation at 30 June 1997 will not be reflected in the Completion Balance Sheet.

5.17              FIXED ASSETS

                  These will be accounted for using the same policies and methods as at 30 June 1997.

                  There will be no revaluation of assets at 30 November 1997. Depreciation will be calculated on a monthly basis for the period ending on 30 November 1997.

5.18              FINANCING CHARGES AND DIVIDENDS

                  No accrual will be made for any preference share dividends.

                  No accruals will be made for any early redemption penalties or charges arising on the early repayment or any of the Group's debt or equity.

                  No accrual will be made for interest payable on the DDB outstanding at 30 November 1997, as all amounts payable on the DDB are excluded from the Completion Balance Sheet.

5.19              ENVIRONMENTAL PROVISIONS

                  The environmental provision that existed at 30 June 1997 will be adjusted for any actual expenditure made during the period to 30 November 1997.

                  No other environmental provisions arising from the reassessment of environmental liabilities will be reflected in the Completion Balance Sheet.

5.20              CORPORATION AND DEFERRED TAX

                  An effective corporation tax rate of 37% (which has been calculated as the estimated tax rate for the year to 30 June
                  1998) will be used in the Completion Balance Sheet. Any debit or credit arising from applying this to the profit/loss of the Group will be recognised in the Completion Balance Sheet.

                  The unprovided deferred taxation of (pound sterling) 365,000 as at 30 June 1997, of which (pound sterling) 217,000 relates to rolled over capital gains, will remain unprovided.

                  No adjustment will be made to the deferred tax provided as at 30 June 1997.

                                   SCHEDULE 9
                            OTHER SELLERS' WARRANTIES


1                 CAPACITY

1.1 Each Seller that is not a Warrantor has full power to enter into and perform this Agreement and this Agreement constitutes binding obligations of each Seller that is not a Warrantor in accordance with its terms.

1.2 The execution and delivery of this Agreement by each Seller that is not a Warrantor and the performance of and compliance with its terms and provisions will not:-

1.2.1 conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which such Seller is a party or by which such Seller is bound or of the memorandum or articles of association of the Company;

1.2.2 conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court or agency by which the Seller is bound.

2                  THE SHARES

                  The Shares to be sold under this Agreement by those Sellers who are not Warrantors and the Preference Shares of the Sellers to be redeemed under this Agreement are legally and beneficially owned by such Sellers free from all liens, charges, equities, encumbrances or interests of any nature whatsoever, or any agreement, arrangement or obligation to create any of the same, in favour of any other person.

                                   SCHEDULE 10
                         PRUDENTIAL HOLBORN PARTICIPANTS



NAME AND ADDRESS                                  VALUE OF CONSIDERATION
                                                  LOAN STOCK

Kay Elizabeth Ashton                              (pound sterling) 12,346.00
21 Thornhill Square
London
N1 1BQ

James Edward Ashton                               (pound sterling) 12,346.00
21 Thornhill Square
London
N1 1BQ

Paul Brooks                                       (pound sterling) 99,375.00
20 Marlin House
22 St Johns Avenue
London
SW15 2AA

Jennifer Mary Guest                               (pound sterling) 52,477.00
Spindleberry
Pine Avenue
Camberley
Surrey
GU15 2LY

Neil Patrick MacDougall                           (pound sterling) 13,496.00
The White Cottage
20 Grange Road
Bushey
Herts
WD2 2LE

Alison Rose McAlpine MacDougall                   (pound sterling) 13,496.00
The White Cottage
20 Grange Road
Bushey
Herts
WD2 2LE

Alistair Angus Mackintosh                         (pound sterling) 18,109.00
Whitecroft
Tilford Road

                                                  VALUE OF
NAME AND ADDRESS                                  CONSIDERATION LOAN STOCK
Farnham
Surrey
GU9 8HX

Sara Jane Mackintosh                              (pound sterling) 18,109.00
Whitecroft
Tilford Road
Farnham
Surrey
GU9 8HX

Jonathan Windsor Morgan                           (pound sterling) 27,401.00
51 Castelnau
Barnes
London
SW13 9RT

Arabella Charlotte-Louise Morgan                  (pound sterling) 27,402.00
51 Castelnau
Barnes
London
SW13 9RT

Alexander Smart                                   (pound sterling) 39,162.00
Grange House
Clock House Lane
Bramley
Guildford
GU5 0AP

Hilda Bruce Smart                                 (pound sterling) 19,289.00
Grange House
Clock House Lane
Bramley
Guildford
GU5 0AP

Nicholas Andrew Lindsay Stuart                    (pound sterling) 15,584.00
19 Waldegrave Gardens
Strawberry Hill
Twickenham
TW1 4PQ

Catriona Margaret Stuart                          (pound sterling) 15,585.00
19 Waldegrave Gardens

                                                  VALUE OF
NAME AND ADDRESS                                  CONSIDERATION LOAN STOCK
Strawberry Hill
Twickenham
TW1 4PQ

Matthew Charles Turner                            (pound sterling) 13,297.00
Springfield Hall
Bath Road
Knowl Hill
Berkshire
RG10 9UR

Caroline Anne Turner                              (pound sterling) 13,298.00
Springfield Hall
Bath Road
Knowl Hill
Berkshire
RG10 9UR

TOTAL                                             (pound sterling) 410,772.00

                                   SCHEDULE 11
                              TRUSTEE PARTICIPANTS

MANAGER                              PARTICIPANT                         AMOUNT OF CONSIDERATION
                                                                         LOAN STOCK

Norman Gibbs and                     Sarah Gibbs                         (pound sterling) 36,195
Ann Gibbs                            August House
                                     Church Road
                                     Bacton
                                     Stowmarket
                                     Suffolk

                                     Damian Gibbs                        (pound sterling) 36,195
                                     August House
                                     Church Road
                                     Bacton
                                     Stowmarket
                                     Suffolk


Philip Parry                         Louise Parry                        (pound sterling) 1,691
                                     Strawberry Hill
                                     Pembroke Road
                                     Framlington
                                     Suffolk

                                     Neil Parry                          (pound sterling) 1,691
                                     Strawberry Hill
                                     Pembroke Road
                                     Framlington
                                     Suffolk

                                     Keith Parry                          (pound sterling) 1,691
                                     Strawberry Hill
                                     Pembroke Road
                                     Framlington
                                     Suffolk

EXECUTED by the parties:

SIGNED by Walter Henry Guest        )
as attorney for PRUDENTIAL          )                /s/ Walter H. Guest
NOMINEES LIMITED PAC                )
ACCOUNT                             )





SIGNED by Walter Henry Guest        )
as attorney for PRUDENTIAL          )                /s/ Walter H. Guest
NOMINEES LIMITED PSPS               )
ACCOUNT                             )





SIGNED by Walter Henry Guest        )
as attorney for PRUDENTIAL          )                /s/ Walter H. Guest
NOMINEES LIMITED USV                )
ACCOUNT                             )





SIGNED by Walter Henry Guest        )
as attorney for PRUDENTIAL          )                /s/ Walter H. Guest
NOMINEES LIMITED BWV                )
ACCOUNT                             )

SIGNED by Walter Henry Guest        )
as attorney for PRUDENTIAL          )                /s/ Walter H. Guest
NOMINEES LIMITED HOLBORN            )
ACCOUNT                             )




SIGNED by Walter Henry Guest        )
as attorney for PRUTEC LIMITED      )               /s/ Walter H. Guest




SIGNED by Walter Henry Guest        )
as attorney for THE SEARS           )               /s/ Walter H. Guest
PENSION PLAN BY THE CHASE           )
MANHATTAN BANK NA                   )





SIGNED by Walter Henry Guest        )
as attorney for HSBC EQUITY         )                /s/ Walter H. Guest
LIMITED                             )





SIGNED by Walter Henry Guest        )
as attorney for CANDOVER            )               /s/ Walter H. Guest
INVESTMENTS PLC                     )





SIGNED by Walter Henry Guest        )
as attorney for CANDOVER            )               /s/ Walter H. Guest
TRUSTEES LIMITED                    )

SIGNED by Walter Henry Guest        )
as attorney for CANDOVER            )               /s/ Walter H. Guest
PARTNERS LIMITED AS GENERAL         )
PARTNER OF CANDOVER 1991            )
LEAD INVESTORS LIMITED              )
PARTNER                             )





SIGNED by Walter Henry Guest        )
as attorney for CANDOVER            )               /s/ Walter H. Guest
PARTNERS LIMITED AS GENERAL         )
PARTNER OF CANDOVER 1991            )
UK LIMITED PARTNERSHIP              )





SIGNED by Walter Henry Guest        )
as attorney for CANDOVER            )               /s/ Walter H. Guest
PARTNERS LIMITED AS GENERAL         )
PARTNER OF CANDOVER 1991            )
US LIMITED PARTNERSHIP              )





SIGNED by Nicole Sabina Dawson      )
a duly authorised representative of )               /s/ Sabina Dawson
3i GROUP plc                        )





SIGNED by WALTER HENRY GUEST        )
as attorney for NATWEST             )               /s/ Walter H. Guest
VENTURES INVESTMENTS                )
LIMITED                             )

SIGNED by P D PARRY                 )               /s/ P D Parry





SIGNED by P D PARRY as attorney     )               /s/ P D Parry
for MRS L PARRY                     )





SIGNED by P D PARRY                 )               /s/ P D Parry
in his capacity as a trustee of     )
THE PARRY TRUST                     )





SIGNED by P J ELSDON as attorney    )               /s/ P J Elsdon
for MRS L PARRY in her capacity     )
as a trustee of THE PARRY TRUST     )





SIGNED by N W GIBBS                 )               /s/ N. W. Gibbs





SIGNED by P D PARRY as attorney     )               /s/ P D Parry
for MRS A GIBBS                     )

SIGNED by N W GIBBS in his          )                /s/ N. W. Gibbs
capacity as a trustee of THE GIBBS  )
TRUSTS                              )





SIGNED by P D PARRY as attorney     )               /s/ P D Parry
for MRS A GIBBS in her capacity as  )
a trustee of THE GIBBS TRUSTS       )





SIGNED by P J ELSDON                )               /s/ P J Elsdon





SIGNED by P J ELSDON as             )               /s/ P J Elsdon
attorney for MRS B ELSDON           )





SIGNED by P J ELSDON in his         )               /s/ P J Elsdon
capacity as a trustee of            )
THE ELSDON TRUST                    )





SIGNED by P D PARRY as attorney     )               /s/ P D Parry
for MRS B ELSDON in her capacity    )
as a trustee of THE ELSDON TRUST    )

SIGNED by N W GIBBS,                )               /s/ N. W. Gibbs
P J ELSDON and P D PARRY for        )               /s/ P J Elsdon
and on behalf of FAIRMOUNT          )               /s/ P D Parry
TRUSTEE SERVICES LIMITED            )





SIGNED by MATTHEW REED              )               /s/ Matthew Reed
a duly authorised representative of )
SCOTTS HOLDINGS LIMITED             )